UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Medicine Man Technologies, Inc.

(Name of Registrant as Specified in Its Charter)

_______________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

MEDICINE MAN TECHNOLOGIES, INC. d/b/a SCHWAZZE

4880 Havana Street, Suite 201

Denver, Colorado 80239

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held December 15, 2022

To the Stockholders of Medicine Man Technologies, Inc.:

NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Medicine Man Technologies, Inc., a Nevada corporation doing business as Schwazze (the “Company”), will be held at 9 a.m. local time on December 15, 2022, or such later date or dates as such Annual Meeting may be postponed or adjourned, at 4880 Havana Street, Suite 201, Denver CO 80239 for the purpose of considering and taking action on the following proposals:

●	Elect as Class A directors the nominees named in the proxy statement;
●	To ratify the appointment of BF Borgers, CPA P.C. as our independent public accountant for the fiscal year ending December 31, 2022; and
●	To transact any other business properly brought before the meeting.

The foregoing business items are more fully described in the following pages, which are made part of this notice.

The Company’s Board of Directors recommends that you vote as follows:

●	“FOR” for the election of each of Jonathan Berger, Jeffrey Cozad, Jeffrey Garwood, Paul Montalbano, and Salim Wahdan as Class A directors; and
●	“FOR” ratification of the selection of BF Borgers, CPA P.C. as our independent public accountant for the fiscal year ending December 31, 2022.

The Company’s Board of Directors has fixed the close of business on October 28, 2022 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. You may vote if you were the record owner of the Company’s common stock or Series A Cumulative Convertible Preferred Stock at the close of business on the Record Date.

As of the Record Date, there were 54,741,506 shares of common stock and 86,050 shares of Series A Cumulative Convertible Preferred Stock outstanding and entitled to vote. A list of stockholders of record will be available at the Annual Meeting and, during the 10 days before the Annual Meeting, at the office of the Secretary of the Company at 4880 Havana Street, Suite 201, Denver, CO 80239.

This year, we have elected to provide access to our proxy materials over the Internet under the SEC’s “notice and access” rules. Accordingly, we are mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to many of our stockholders instead of paper copies of our proxy statement and 2021 Annual Report. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how stockholders can receive a paper copy of our proxy materials, including this proxy statement, our 2021 Annual Report, and proxy card.

All stockholders are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, you are requested to complete, sign, date and return the enclosed proxy card, or respond via Internet or telephone, as soon as possible in accordance with the instructions on the proxy card and the Notice. A pre-addressed, postage prepaid return envelope is enclosed for your convenience.

These proxy materials are also available via the Internet at www.proxyvote.com. You are encouraged to read the proxy materials carefully in their entirety and submit your proxy as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions.

Dated: November 1, 2022	By Order of the Board of Directors of Medicine Man Technologies, Inc. d/b/a Schwazze

Sincerely,

/s/ Justin Dye
Justin Dye
Chief Executive Officer and
Executive Chairman of the Board

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 15, 2022:

The Notice of Internet Availability of Proxy Materials, Notice of Meeting,

and Proxy Statement are available free of charge at:

WWW.PROXYVOTE.COM

YOUR VOTE AT THE ANNUAL MEETING IS IMPORTANT

Your vote is important. Please vote as promptly as possible even if you plan to attend the Annual Meeting.

For information on how to vote your shares, please see the Notice and instruction from your broker or other fiduciary, as applicable, as well as “General Information About the Annual Meeting” in the proxy statement accompanying this notice.

We encourage you to vote by completing, signing, and dating the proxy card, and returning it in the enclosed envelope, or submitting your vote via the Internet.

If you have questions about voting your shares, please contact our Corporate Secretary at Medicine Man Technologies, Inc., at 4880 Havana Street, Suite 201, Denver, CO 80239, telephone number (303) 371-0387.

If you decide to change your vote, you may revoke your proxy in the manner described in the attached proxy statement at any time before it is voted.

We urge you to review the accompanying materials carefully and to vote as promptly as possible.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 15, 2022 AT 9 A.M. LOCAL TIME.

The Notice of Annual Meeting of Stockholders, our Proxy Statement and our 2021 Annual Report are available at: www.proxyvote.com.

i

MEDICINE MAN TECHNOLOGIES, INC. d/b/a SCHWAZZE

4880 Havana Street, Suite 201

Denver, Colorado 80239

PROXY STATEMENT

2022 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 15, 2022

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

This proxy statement, along with the accompanying notice of the 2022 Annual Meeting of Stockholders (the “Notice”), contains information about the 2022 Annual Meeting of Stockholders of the Company, including any adjournments or postponements thereof (referred to herein as the “Annual Meeting”). We are holding the Annual Meeting at 9:00 a.m. local time on December 15, 2022, at 4880 Havana Street, Suite 201, Denver CO 80239, or such later date or dates as such Annual Meeting date may be adjourned or postponed. For directions to the meeting, please call (303) 371-0387.

This proxy statement has been prepared by the Company’s management and it solicits proxies by and on behalf of the Company’s Board of Directors (referred to herein as the “Board of Directors” or the “Board”).

This proxy statement and the other proxy materials for the Annual Meeting also are available via the Internet at www.proxyvote.com. You are encouraged to read the proxy materials carefully, and in their entirety, and submit your proxy as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions. Even if you plan to attend the Annual Meeting, you are encouraged to submit your vote promptly. You have a choice of submitting your proxy by Internet, by telephone or by mail, and the Notice and the proxy card provides instructions (and access number) for each option.

In this proxy statement, we refer to Medicine Man Technologies, Inc., doing business as Schwazze, as the “Company,” “we,” “us” or “our.”

We are mailing the Notice and/or this proxy statement, as applicable, beginning on or about November 1, 2022.

Why Did You Send Me This Proxy Statement?

The Board of Directors is soliciting proxies, in the accompanying form, to be used at the Annual Meeting and any adjournments or postponements thereof. This proxy statement, along with the accompanying Notice of Annual Meeting of Stockholders, summarizes the purposes of the Annual Meeting and the information you need to know to vote at the Annual Meeting. At the Annual Meeting, you will be asked to vote on the following proposals:

1)	Elect each of Jonathan Berger, Jeffrey Cozad, Jeffrey Garwood, Paul Montalbano, and Salim Wahdan as Class A directors;
2)	To ratify the appointment of BF Borgers, CPA P.C. as our independent public accountant for the fiscal year ending December 31, 2022; and
3)	To transact any other business properly brought before the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on December 15, 2022: The Notice of Annual Meeting of Stockholders, our Proxy Statement and our 2021 Annual Report are available at www.proxyvote.com.

The following documents are being made available to all stockholders entitled to notice of and to vote at the Annual Meeting:

1)	This proxy statement.
2)	The accompanying proxy.
3)	Our 2021 Annual Report.

The 2021 Annual Report includes our financial statements for the fiscal year ended December 31, 2021 but is not a part of this proxy statement. You can also find a copy of our 2021 Annual Report on Form 10-K, as amended by our Annual Reports on Form 10-K/A, on the Internet through the Securities and Exchange Commission’s (“SEC”) electronic data system called EDGAR at www.sec.gov/edgar or through the “SEC Filings” section of our website at https://ir.schwazze.com/sec-filings/all-sec-filings.

Who Can Vote?

Stockholders who owned shares of our common stock or shares of our Series A Cumulative Convertible Preferred Stock (the “Series A Preferred Stock”) at the close of business on October 28, 2022 (the “Record Date”), are entitled to vote at the Annual Meeting. Holders of our common stock and Series A Preferred Stock vote together as a single class.

You do not need to attend the Annual Meeting to vote your shares. Shares represented by valid proxies received in time for the Annual Meeting and not revoked prior to the Annual Meeting will be voted at the Annual Meeting. A stockholder may revoke a proxy before the proxy is voted by following the instructions included below under “May I Change or Revoke My Proxy?”

How Many Votes Do I Have?

Each share of common stock that you own entitles you to one vote. Each share of Series A Preferred Stock that you own entitles you to cast a number of votes equal to the number of whole shares of common stock into which the share of Series A Preferred Stock would convert into as of the Record Date as if such share of Series A Preferred Stock were convertible as of such date. Each share of Series A Preferred Stock is convertible into the number of share(s) of common stock determined by dividing (i) the Series A Preferred Stock preference amount (which includes accrued dividends) plus the pro rata portion of the amount of the next dividend for the period between the previous dividend payment date and the date of determination, by (ii) $1.20.

As of the Record Date, there were 54,741,506 shares of common stock and 86,050 shares of Series A Preferred Stock outstanding and entitled to vote. The shares of Series A Preferred Stock outstanding as of the Record Date are entitled to cast an aggregate of 82,487,530 votes. The 441,247 shares of common stock that are held in escrow under the applicable acquisition agreements entered into with certain sellers and the 944 shares of Series A Preferred Stock that are held in escrow under the asset purchase agreements entered into with the Star Buds Companies are not outstanding as of the Record Date nor entitled to vote at the Annual Meeting.

How Do I Vote?

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet or telephone. You may specify whether your shares should be voted for or withheld for each nominee for director, and how your shares should be voted with respect to each of the other proposals. Except as set forth below, if you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations as noted below. Voting by proxy will not affect your right to attend the Annual Meeting. If your shares are registered directly in your name through our stock transfer agent, Globex Transfer, LLC, you may vote:

●	By mail. Complete and mail the proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card, but do not specify how you want your shares voted, they will be voted as recommended by the Board.
●	By Internet. At www.proxyvote.com by following the instructions provided in the Notice.
●	In person at the meeting. If you attend the Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the Annual Meeting.

If your shares are held in “street name” (held in the name of a bank, broker or other nominee), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:

●	By Internet or by telephone. Follow the instructions you receive from your bank, broker or other nominee to vote by Internet or telephone.
●	By mail. You will receive instructions from your bank, broker or other nominee explaining how to vote your shares.
●	In person at the meeting. Contact the bank, broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the meeting. You will not be able to attend the Annual Meeting unless you have a proxy card from your bank, broker or other nominee.

How Does the Board Recommend That I Vote On the Proposals?

The Board recommends that you vote as follows:

●	“FOR” for the election of Messrs. Berger, Cozad, Garwood, Montalbano, and Wahdan as Class A directors of the Board; and
●	“FOR” ratification of the selection of BF Borgers, CPA P.C. as our independent public accountant for the fiscal year ending December 31, 2022.

If any other matter is presented, the proxy card provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his or her judgment if permitted by applicable law. As of the date of this proxy statement, we are not aware of any other matters that need to be acted on at the Annual Meeting, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the Annual Meeting. You may change or revoke your proxy in any one of the following ways:

●	signing a new proxy card bearing a later date and submitting it as instructed above, re-voting via telephone as instructed above, or re-voting via the Internet by following the instructions in the Notice;
●	if your shares are held in street name, re-voting by Internet or by telephone as instructed above – only your latest Internet or telephone vote will be counted;
●	if your shares are registered in your name, notifying the Company’s Corporate Secretary in writing before the Annual Meeting that you have revoked your proxy; or

●	attending the Annual Meeting and voting in person. Attending the Annual Meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it.

What If I Receive More Than One Proxy Card?

You may receive more than one proxy card or voting instruction form if you hold shares of our common stock or Series A Preferred Stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above or on the proxy card for each account to ensure that all of your shares are voted.

Will My Shares Be Voted If I Do Not Return My Proxy Card?

If your shares are registered in your name, they will not be voted if you do not return your proxy card by mail or vote at the Annual Meeting as described above under “How Do I Vote?” If your bank, broker or other nominee cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter, or because your bank, broker or other nominee chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a “broker non-vote.” The New York Stock Exchange (“NYSE”) has rules that govern bank, broker or other nominee who have record ownership of listed company stock (including stock such as ours that is quoted on the OTCQX) held in brokerage accounts for their clients who beneficially own the shares. Under these rules, bank, broker or other nominee who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters (“routine matters”), but do not have the discretion to vote uninstructed shares as to certain other matters (“non-routine matters”). Under NYSE interpretations, Proposal 1 (election of directors) is considered a non-routine matter, and Proposal 2 (ratification of our independent public accountant) is considered a routine matter. If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under “How Do I Vote?,” the bank, broker or other nominee has the authority, even if it does not receive instructions from you, to vote your unvoted shares for Proposal 2 (ratification of our independent public accountant) but does not have authority to vote your unvoted shares for Proposal 1 (election of directors). We encourage you to provide voting instructions. This ensures your shares will be voted at the Annual Meeting in the manner you desire.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, the Company will use the Internet as the primary means of furnishing proxy materials to stockholders. Accordingly, the Company is sending a Notice to the Company’s stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the complete proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings and the cost to the Company associated with the physical printing and mailing of materials.

How can I get electronic access to the proxy materials?

The Notice explains how to:

●	view the Company’s proxy materials for the Annual Meeting on the Internet; and

●	instruct the Company to send future proxy materials to you by email.

The Company’s proxy materials are also available on the Company’s website at www.ir.schwazze.com.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Class B Directors
Proposal 1: Election of Jonathan Berger, Jeffrey Cozad, Jeffrey Garwood, Paul Montalbano, and Salim Wahdan as Class A Directors

The affirmative vote of a majority of the shares present and entitled to vote at a meeting of stockholders at which a quorum is present is necessary to approve the election of directors, with the holders of our common stock and the holders of our Series A Preferred Stock (which vote on an as-converted-to-common-stock basis) voting together as a single class. You may vote FOR or AGAINST any of the nominees or ABSTAIN from voting on any of the nominees. Banks, brokers or other nominees do not have authority to vote customers’ unvoted shares held by them in street name for the election of directors. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote. Abstentions and broker non-votes with respect to any of the nominees will have the effect of a vote AGAINST that nominee.

Proposal 2: Ratification of the Appointment of BF Borgers, CPA P.C. as our Independent Public Accountant for the Fiscal Year Ending December 31, 2022

The affirmative vote of a majority of the shares of stock present and entitled to vote at a meeting of stockholders at which a quorum is present is necessary to ratify the appointment of the Company’s independent public accountant, with the holders of our common stock and the holders of our Series A Preferred Stock (which vote on an as-converted-to-common-stock basis) voting together as a single class. You may vote FOR or AGAINST this proposal or ABSTAIN from voting on this proposal. Abstentions will have the same effect as a vote AGAINST this proposal. Banks, brokers or other nominees have authority to vote customers’ unvoted shares held by them in street name on accountant ratification proposals. If a bank, broker or other nominee does not exercise this authority, it will result in broker non-votes and such broker non-votes will have the same effect as a vote AGAINST this proposal. We are seeking the approval of our stockholders to appoint the Company’s independent accountant in an effort to maintain sound corporate governance practices. If our stockholders do not ratify the appointment of BF Borgers, CPA P.C. as the Company’s independent public accountant for the fiscal year ending December 31, 2022, the Audit Committee of the Board may reconsider its appointment based upon such feedback but is not required to do so.

What Constitutes a Quorum for the Annual Meeting?

The presence, in person, by means of electronic communication, or by proxy, of a majority of the aggregate number of shares of each class of capital stock outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Votes of stockholders of record who are present at the Annual Meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Householding of Annual Disclosure Documents

The SEC previously adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or banks, brokers or other nominees holding our shares on your behalf to send a single mailing containing our annual report and proxy statement to any household at which two or more of our stockholders reside if either we or the banks, brokers or other nominees believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both stockholders and us. It reduces the volume of duplicate information received by you and helps to reduce our expenses. The rule applies to our annual reports, proxy statements and information statements. Once stockholders receive notice from their banks, brokers or other nominees or from us that communications to their addresses will be “householded,” the practice will continue until stockholders are otherwise notified or until they revoke their consent to the practice. Each stockholder will continue to receive a separate proxy card or voting instruction card.

Those stockholders who either (i) do not wish to participate in “householding” and would like to receive their own sets of our annual disclosure documents in future years or (ii) who share an address with another one of our stockholders and who would like to receive only a single set of our annual disclosure documents should follow the instructions described below:

●	Stockholders whose shares are registered in their own name should contact our transfer agent, Globex Transfer, LLC, 780 Deltona Blvd., Suite 202, Deltona, FL 32725 telephone: (813) 344-4490.
●	Stockholders whose shares are held by a bank, broker or other nominee should contact such bank, broker or other nominee directly and inform them of this request. Stockholders should be sure to include their name, the name of their brokerage firm and their account number.

Who is paying for this proxy solicitation?

We will bear the cost of preparing, printing, assembling and mailing the Notice, accompanying proxy card, this proxy statement, as applicable, and other material furnished to stockholders in connection with the solicitation of proxies. In addition to mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone, or by other means of communication. We will not pay our directors, officers and employees any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

When are stockholder proposals due for next year’s annual meeting?

At our annual meeting each year, our Board of Directors submits to stockholders its nominees for election as directors. In addition, the Board of Directors may submit other matters to the stockholders for action at the annual meeting. Stockholders may also submit proposals on matters appropriate for stockholder action at our annual meetings consistent with regulations adopted by the SEC and our amended and restated bylaws (the “Bylaws”).

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholders may present proper proposals for inclusion in our proxy statement for consideration at the 2023 annual meeting of stockholders by submitting their proposals to us in a timely manner. These proposals must meet the stockholder’s eligibility and other requirements of the SEC. To be considered for inclusion in next year’s proxy materials pursuant to Rule 14a-8, you must submit your proposal to our Corporate Secretary in writing by July 7, 2023 if the 2023 annual meeting of stockholders is held on or within 30 days of December 15, 2023. If we elect to hold our 2023 annual meeting of stockholders more than 30 days before or after December 15, 2023, such stockholder proposals would have to be received a reasonable time before we begin to print and send our proxy materials for the 2023 annual meeting of stockholders.

In addition, under the terms of our Bylaws, stockholders who desire to present a proposal for action or to nominate directors (other than proposals and nominations to be included in our proxy statement pursuant to Rule 14a-8 promulgated under the Exchange Act) at the 2023 annual meeting of stockholders must give written notice, either by personal delivery or by U.S. mail, to our Corporate Secretary no earlier than 90 and no later than 30 calendar days before the date of the 2023 annual meeting of stockholders. Such notice must contain the information required by Section 2.13 of our Bylaws.

All proposals or other notices should be addressed to our Corporate Secretary, 4880 Havana Street, Suite 201 Denver, CO 80239.

If we do not have notice of a proposal or director nomination to come before an annual meeting of stockholders at least 30 calendar days before such annual meeting (unless the annual meeting in question is held more than 30 days before or after the first anniversary of the prior year’s annual meeting of stockholders), your proxy card for such annual meeting will confer discretionary authority to vote on such proposal or nomination. If we elect to hold an annual meeting more than 30 days before or after the first anniversary of the prior year’s annual meeting of stockholders, your proxy for such annual meeting will confer discretionary authority to vote on such proposal or nomination if we do not have notice of such matter a reasonable time before we begin to send our proxy materials for such annual meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, based on 54,741,506 shares of our common stock outstanding as of October 5, 2022 (which excludes treasury stock and certain shares held in escrow or otherwise issuable or releasable in connection with consummated mergers and acquisitions), certain information as to the stock ownership of each person known by us to own beneficially more than five percent or more of our outstanding common stock, of each of the named executive officers included in the Summary Compensation Table below (“NEOs”), of our directors, and of all our current executive officers and directors as a group. In computing the outstanding shares of common stock, we have excluded all shares of common stock subject to options, warrants or other securities that are not currently exercisable or convertible or exercisable or convertible within 60 days of October 5, 2022 and are therefore not deemed to be outstanding and beneficially owned by the person holding the options, warrants or other securities for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person; provided, that we have included shares of common stock underlying such options, warrants or other securities with respect to each person who acquired any such options, warrants or other securities with the purpose or effect of changing or influencing the control of the Company in accordance with Rule 13d-3 promulgated under the Exchange Act. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. Except as otherwise noted below, the address for persons listed in the table is c/o Medicine Man Technologies, Inc., 4880 Havana Street, Suite 201, Denver, CO 80239.

The shares of common stock issuable upon conversion of shares of our Series A Preferred Stock and our 13% senior secured convertible notes due December 7, 2026 (the “Convertible Notes”) are calculated by including accrued but unpaid dividends and interest, as applicable, as of October 5, 2022 plus dividends and interest, as applicable, accruing during the following 60 days. The table below does not include (i) 441,247 shares of common stock held in escrow in connection with consummated mergers and acquisitions and (ii) shares of common stock issuable upon conversion of 944 shares of Series A Preferred Stock that are held in escrow under the asset purchase agreements entered into with the Star Buds Companies, all of which are neither outstanding as of the Record Date nor entitled to vote at the Annual Meeting.

	Number of
	Shares of	Percent of
	Beneficially	Outstanding
Name of Beneficial Holder	Owned (A)	Class
NEOs & Directors
Justin Dye (NEO, Director) (1)	36,757,256	44.79%
Jeffrey Cozad (Director) (2)	24,810,410	31.22%
Brian Ruden (Director) (3)	9,846,934	15.27
Salim Wahdan (Director) (4)	1,254,151	2.24
Nirup Krishnamurthy (NEO, Director) (5)	650,000	1.17%
Daniel Pabon (NEO) (5)	462,500	*
Jeffrey Garwood (Director) (6)	415,256	*
Jonathan Berger (Director)	189,631	*
Pratap Mukharji (Director) (7)	182,101	*
Paul Montalbano (Director)	94,106	*
All Executive Officers and Directors as a Group (11 Persons)	75,187,388	62.86%

5% or greater holders:
Dye Capital and Co. (“Dye Capital”) (8)	35,108,546	43.58%
Marc Rubin (9)	24,651,910	31.05%
CRW Capital Cann Holdings LLC (“CRW”) (10)	24,604,710	31.01%
Dye Capital Cann Holdings II, LLC (“Dye Cann II”) (11)	20,722,310	27.46%
Dye Capital Cann Holdings, LLC (“Dye Cann I”) (12)	9,475,000	17.25%
Brian Ruden (13)	9,846,934	15.27%
Naser A. Joudeh (14)	9,510,406	14.80%
James E. Parco (15)	2,899,262	5.28%

*	Less than 1%
(1)	Represents 148,710 shares of common stock held by Mr. Dye, 1,500,000 shares of common stock underlying options that have vested held by Mr. Dye, 9,287,500 shares of common stock and 187,500 shares of common stock underlying warrants held by Dye Cann I, 4,911,236 shares of common stock issuable upon conversion of Series A Preferred Stock held by Dye Capital, and 20,722,310 shares of common stock issuable upon conversion of Series A Preferred Stock held by Dye Cann II. Mr. Dye has voting and investment control over the shares of common stock beneficially owned by Dye Capital, Dye Cann I and Dye Cann II. Mr. Dye disclaims beneficial ownership of the shares held by Dye Capital, Dye Cann I and Dye Cann II except to the extent of his pecuniary interest therein.
(2)	Represents 87,701 shares of common stock held by Mr. Cozad, 24,604,710 shares of common stock issuable upon conversion of Series A Preferred Stock held by CRW, and 117,999 shares of common stock issuable upon conversion of the Convertible Notes owned by Cozad Investments, L.P. (“Cozad Investments”). CRW Capital, LLC (“CRW Capital”) is the manager of CRW and has voting and investment control over the shares beneficially owned by CRW. Jeffrey Cozad and Marc Rubin are co-managers of CRW Capital and share voting and investment control over the shares beneficially owned by CRW. Mr. Cozad maintains voting and investment control over the shares of common stock beneficially owned by Cozad Investments. Mr. Cozad disclaims beneficial ownership of the shares held by CRW and Cozad Investments except to the extent of his pecuniary interest therein.
(3)	Represents 85,695 shares of common stock, 1,715,936 shares of common stock underlying warrants, and 8,045,303 shares of common stock issuable upon conversion of Series A Preferred Stock. Mr. Ruden resigned as a director effective as of October 28, 2022.
(4)	Represents 54,680 shares of common stock, 193,929 shares of common stock underlying warrants, and 1,005,542 shares of common stock issuable upon conversion of Series A Preferred Stock.
(5)	Represents shares of common stock underlying options that have vested.
(6)	Represents 273,657 shares of common stock and 141,599 shares of common stock issuable upon conversion of the Convertible Notes owned by Mr. Garwood.

(7)	Represents (i) 87,701 shares of common stock held by Mr. Mukharji, (ii) 39,368 shares of common stock held by Magnolia Hall Enterprises, LLC, and (iii)94,400 shares of common stock issuable upon conversion of the Convertible Notes owned by Mr. Mukharji. Mr. Mukharji has voting and investment control over the shares of common stock held by Magnolia Hall Enterprises, LLC.
(8)	Represents 4,911,236 shares of common stock issuable upon conversion of shares of Series A Preferred Stock held by Dye Capital, 9,287,500 shares of common stock held by Dye Cann I, 187,500 shares of common stock issuable upon exercise of warrants held by Dye Cann I, and 20,722,310 shares of common stock issuable upon conversion of shares of Series A Preferred Stock held by Dye Cann II. Dye Capital is the manager of each of Dye Cann I and Dye Cann II and has voting and investment control over the shares beneficially owned by Dye Cann I and Dye Cann II. Justin Dye is the general partner of Dye Capital and has voting and investment control over the shares beneficially owned by Dye Capital and, indirectly, over the shares beneficially owned by Dye Cann I and Dye Cann II. Dye Capital disclaims beneficial ownership of the shares beneficially owned by Dye Cann I and Dye Cann II except to the extent of its pecuniary interest therein. Mr. Dye disclaims beneficial ownership of the shares beneficially owned by Dye Capital, Dye Cann I and Dye Cann II except to the extent of his pecuniary interest therein. Dye Capital, Dye Cann I and Dye Cann II’s address is 350 Camino Gardens Blvd, Suite 200, Boca Raton, FL 33432.
(9)	Represents shares of common stock issuable upon conversion of shares of Series A Preferred Stock held by CRW and 47,200 shares of common stock issuable upon conversion of the Convertible Notes owned by The Rubin Revocable Trust U/A/D 05/09/2011 (the “Rubin Trust”). Marc Rubin is a majority owner of the Rubin Trust. The Company does not know if Mr. Rubin shares voting and investment power over the securities held by the Rubin Trust. CRW Capital is the manager of CRW and has voting and investment control over the shares beneficially owned by CRW. Jeffrey Cozad and Marc Rubin are co-managers of CRW Capital and share voting and investment control over the shares beneficially owned by CRW. Mr. Rubin disclaims beneficial ownership of the shares held by CRW and the Rubin Trust except to the extent of his pecuniary interest therein. Mr. Rubin’s address is 4740 W. Mockingbird Lane, P.O. Box 195579, Dallas, Texas 75209. Mr. Rubin was appointed to the Board to fill the vacancy created by Mr. Ruden’s resignation effective as of October 28, 2022.
(10)	Represents shares of common stock issuable upon conversion of Series A Preferred Stock held by CRW. CRW Capital is the manager of CRW and has voting and investment control over the shares beneficially owned by CRW. Jeffrey Cozad and Marc Rubin are co-managers of CRW Capital and share voting and investment control over the shares beneficially owned by CRW. CRW Capital and Messrs. Cozad and Rubin disclaim beneficial ownership of the shares held by CRW except to the extent of their respective pecuniary interest therein. The address for CRW, CRW Capital and Mr. Rubin is 4740 W. Mockingbird Lane, P.O. Box 195579, Dallas, Texas 75209.
(11)	Represents 20,722,310 shares of common stock issuable upon conversion of Series A Preferred Stock held by Dye Cann II. Dye Capital and Mr. Dye have voting and investment control over the shares of common stock beneficially owned by Dye Cann II as described above. Dye Capital and Mr. Dye disclaim beneficial ownership of the shares held by Dye Cann II except to the extent of their respective pecuniary interest therein. Dye Cann II’s address is 350 Camino Gardens Blvd, Suite 200, Boca Raton, FL 33432.
(12)	Represents 9,287,500 shares of common stock and 187,500 shares of common stock underlying warrants. Dye Capital and Mr. Dye have voting and investment control over the shares of common stock beneficially owned by Dye Cann I as described above. Dye Capital and Mr. Dye disclaim beneficial ownership of the shares held by Dye Cann I except to the extent of their respective pecuniary interest therein. Dye Cann I’s address is 350 Camino Gardens Blvd, Suite 200, Boca Raton, FL 33432.
(13)	Represents 85,695 shares of common stock, 1,715,936 shares of common stock underlying warrants, and 8,045,303 shares of common stock issuable upon conversion of Series A Preferred Stock.
(14)	Represents (i) 560,662 shares of common stock underlying warrants and 2,822,505 shares of common stock issuable upon conversion of Series A Preferred Stock held by Mr. Joudeh and (ii) 991,795 shares of common stock underlying warrants and 5,135,444 shares of common stock issuable upon conversion of Series A Preferred Stock held by his spouse in her name and a wholly owned limited liability company. Mr. Joudeh and his spouse share voting and investment power over these securities. The address of Mr. Joudeh and his spouse is 16836 E. Weaver Pl., Aurora, CO 80016.
(15)	Represents 1,421,887 shares of common stock and 200,000 shares of common stock underlying options that have vested held by James E Parco and 1,277,375 shares of common stock held by his spouse, Pamela S. Parco. The Company does not know if Mr. Parco and his spouse share voting and investment power over these securities. The address of Mr. Parco and his spouse is P.O. Box 324, Palmer Lake, CO 80133.

The following table sets forth, based on 86,050 shares of our Series A Preferred Stock outstanding as of October 5, 2022 (which excludes certain shares of Series A Preferred Stock held in escrow or otherwise issuable or releasable in connection with consummated mergers and acquisitions), certain information as to the stock ownership of each person known by us to own beneficially more than five percent or more of the Series A Preferred Stock, of each of the NEOs included in the Summary Compensation Table, of our directors, and of all our current executive officers and directors as a group. The table below does not include 944 shares of Series A Preferred Stock that are held in escrow under the asset purchase agreements entered into with the Star Buds Companies, which are not outstanding as of the Record Date nor entitled to vote at the Annual Meeting.

Unless otherwise indicated, the address of each of the following beneficial owner is c/o Medicine Man Technologies, Inc., 4880 Havana Street, Suite 201, Denver, CO 80239. All beneficial ownership is direct and the beneficial owner has sole voting and investment power over the securities beneficially owned unless otherwise noted.

	Number of
	Shares of	Percent of
	Beneficially	Outstanding
Name of Beneficial Holder	Owned	Class
NEOs & Directors
Justin Dye (NEO, Director) (1)	26,410	30.69%
Jeffrey Cozad (Director) (2)	25,350	29.46%
Brian Ruden (Director)	8,289	9.63%
Salim Wahdan (Director)	1,036	1.20%
Nirup Krishnamurthy (NEO, Director)	—	—
Daniel Pabon (NEO)	—	—
All Officers and Directors as a group (11 Persons)	61,085	70.99%

5% or greater holders:
Dye Capital and Co. (3)	26,410	30.69%
Marc Rubin (4)	25,350	29.46%
CRW Capital Cann Holdings LLC (5)	25,350	29.46%
Dye Capital Cann Holdings II, LLC (6)	21,350	24.81%
Brian Ruden	8,289	9.63%
Naser A. Joudeh (7)	8,199	9.53%

(1)	Represents 21,350 shares of Series A Preferred Stock held by Dye Cann II and 5,060 shares of Series A Preferred Stock held by Dye Capital. Mr. Dye has voting and investment control over the shares beneficially owned by Dye Cann II and Dye Capital as described below. Mr. Dye disclaims beneficial ownership of the shares held by Dye Cann II and Dye Capital except to the extent of his pecuniary interest therein.
(2)	Represents 25,350 shares held by CRW. CRW Capital is the manager of CRW and has voting and investment control over the shares beneficially owned by CRW. Jeffrey Cozad and Marc Rubin are co-managers of CRW Capital and share voting and investment control over the shares beneficially owned by CRW. CRW Capital and Messrs. Cozad and Rubin disclaim beneficial ownership of the shares held by CRW except to the extent of their respective pecuniary interest therein. The address for CRW, CRW Capital and Mr. Rubin is 4740 W. Mockingbird Lane, P.O. Box 195579, Dallas, Texas 75209
(3)	Represents 5,060 shares of Series A Preferred Stock held by Dye Capital and 21,350 shares of Series A Preferred Stock held by Dye Cann II. Dye Capital is the manager of Dye Cann II and has voting and investment control over the shares beneficially owned by Dye Cann II. Justin Dye is the general partner of Dye Capital and has voting and investment control over the shares beneficially owned by Dye Capital and, indirectly, over the shares beneficially owned by Dye Cann II. Dye Capital disclaims beneficial ownership of the shares beneficially owned by Dye Cann II except to the extent of its pecuniary interest therein. Mr. Dye disclaims beneficial ownership of the shares beneficially owned by Dye Capital and Dye Cann II except to the extent of his pecuniary interest therein. Mr. Dye, Dye Capital and Dye Cann II’s address is 350 Camino Gardens Blvd, Suite 200, Boca Raton, FL 33432.
(4)	Represents 25,350 shares held by CRW. CRW Capital is the manager of CRW and has voting and investment control over the shares beneficially owned by CRW. Jeffrey Cozad and Marc Rubin are co-managers of CRW Capital and share voting and investment control over the shares beneficially owned by CRW. CRW Capital and Messrs. Cozad and Rubin disclaim beneficial ownership of the shares held by CRW except to the extent of their respective pecuniary interest therein. The address for CRW, CRW Capital and Mr. Rubin is 4740 W. Mockingbird Lane, P.O. Box 195579, Dallas, Texas 75209.
(5)	CRW Capital is the manager of CRW and has voting and investment control over the shares beneficially owned by CRW. Jeffrey Cozad and Marc Rubin are co-managers of CRW Capital and share voting and investment control over the shares beneficially owned by CRW. CRW Capital and Messrs. Cozad and Rubin disclaim beneficial ownership of the shares held by CRW except to the extent of their respective pecuniary interest therein. The address for CRW, CRW Capital and Mr. Rubin is 4740 W. Mockingbird Lane, P.O. Box 195579, Dallas, Texas 75209.
(6)	Dye Capital is the manager of Dye Cann II and has voting and investment control over the shares beneficially owned by Dye Cann II. Mr. Dye is the general partner of Dye Capital and has voting and investment control over the shares held by Dye Capital and, indirectly, over the shares held by Dye Cann II. Dye Capital disclaims beneficial ownership of the shares beneficially owned by Dye Cann II except to the extent of its pecuniary interest therein. Mr. Dye disclaims beneficial ownership of the shares beneficially owned by Dye Capital and Dye Cann II except to the extent of his pecuniary interest therein. Dye Capital and Dye Cann II’s address is 350 Camino Gardens Blvd, Suite 200, Boca Raton, FL 33432.
(7)	Represents 2,908 shares held by Mr. Joudeh and 5,291 shares held by his spouse in her name and a wholly owned limited liability company. Mr. Joudeh and his spouse share voting and investment power over these securities. The address of Mr. Joudeh and his spouse is 16836 E. Weaver Pl., Aurora, CO 80016.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

At the Annual Meeting, the Board of Directors will submit to the stockholders for nomination each of Jonathan Berger, Jeffrey Cozad, Jeffrey Garwood, Paul Montalbano, and Salim Wahdan for election as Class A directors for a two-year term expiring at the Company’s 2024 annual meeting. Each nominee, if elected, will serve until the expiration of his respective term and until a successor is elected and qualified, or until his earlier death, resignation or removal. All nominees are members of the present Board of Directors.

The Board of Directors recommends a vote FOR the director nominees. The persons named in the accompanying proxy card will vote for the election of the nominees named in this proxy statement unless stockholders specify otherwise in their proxies. If any nominee at the time of election is unable to serve, or otherwise is unavailable for election, and if other nominees are designated by the Board of Directors, the persons named as proxy holders on the accompanying proxy card intend to vote for such substitute nominees. Management is not aware of the existence of any circumstance which would render the nominees named below unavailable for election.

Set forth below are the names, ages, and biographical information of the nominees for Class A directors of the Company.

Jonathan Berger, 63, has served as a director since December 2021. Mr. Berger previously served as CEO and director of Great Lakes Dredge & Dock, Inc., a Nasdaq listed company. Mr. Berger also served on the board of directors of Boise Paper, Inc., a New York Stock Exchange listed company, where he also served as chair of the audit and compensation committees of the board of directors. Mr. Berger is currently a member of the board of directors of Alloy, a privately-held specialty environmental contractor, and Partner with Genesis Business Humanity, a boutique advisory firm. Prior to his director and executive experience, Mr. Berger was a partner at KPMG, an international accounting and consulting firm, where he led KPMG’s national corporate finance practice. Mr. Berger has previously held a CPA license and securities licenses throughout his career after earning a BS in Human Development from Cornell University and an MBA from Emory University. Mr. Berger’s experience in senior leadership and directorships with both private and publicly-traded companies, as well as his robust financial background and previously-held certifications, qualifies him to serve on the Board.

Jeffrey Cozad, 58, has served as a director since March 2021. From 2007 to 2019, Mr. Cozad was a Managing Partner at Stonerise Capital Partners (“Stonerise Capital”), an investment management company in San Francisco, California that he co-founded in 2007. Beginning in January 2020, Mr. Cozad became Managing Partner Emeritus at Stonerise Capital. In October 2020, Mr. Cozad co-founded CRW, a special purpose vehicle created to support the Company’s vision of becoming one of the largest vertically integrated cannabis operators in Colorado. He is also the Managing Partner of his family office, Cozad Investments, which has completed more than 20 investments across a disparate set of industries over the past 13 years. Mr. Cozad holds an MBA from The University of Chicago Booth School of Business and received a BA in Economics and Management from DePauw University, where he served on the Board of Trustees for 10 years and also chaired the University’s endowment fund investment committee during his tenure on the Board of Trustees. We believe his significant experience with investments across a variety of industries qualifies him to serve on the Board.

Jeffrey Garwood, 60, has served as a director since September 2020. Mr. Garwood is the founder of, and since 2010 has been the managing member of, Liberation Capital, LLC, a private equity fund that is focused on providing modular, repeatable waste to value project finance. He is also the co-owner of, and since 2010 has actively managed, Zysense LLC, an entity providing high precision measurement instruments for research. Prior to founding Liberation Capital, Mr. Garwood held a variety of leadership positions with General Electric Company (“GE”), including President and CEO of GE Water and Process Technologies, President and CEO of GE Fanuc, and President of Garrett Aviation. Prior to joining Garret Aviation, Mr. Garwood worked at the strategic consulting firm McKinsey and Company. Mr. Garwood received a B.S. of Chemical Engineering from North Carolina State University and an MBA from the Kenan-Flagler Business School at the University of North Carolina at Chapel Hill. Mr. Garwood brings 30 years of extensive business experience across finance and operational departments, and we believe this experience and Mr. Garwood’s qualifications across multiple industries qualifies him to serve on the Board.

Paul Montalbano, 55, has served as director since February 2022. Dr. Montalbano is a neurosurgeon in Boise, Idaho, where he actively practices as a partner at Neuroscience Associates, specializing in complex spinal reconstruction. Before joining Neuroscience Associates in 2000, Dr. Montalbano completed his six-year residency at the University of South Florida located in Tampa, Florida. Dr. Montalbano received a Bachelor of Science from Loyola University of Chicago and his M.D. from Northwestern University. Since 2012, Dr. Montalbano has served on the board of Treasure Valley Hospital in Boise, ID, including service on the medical executive, governing, and financial committees of the board of Treasure Valley Hospital. He is also the director of neurosurgery and serves on the Neurosurgery Center of Excellence committee at Treasure Valley Hospital. The Company and the Board believe that Mr. Montalbano’s significant experience with private healthcare companies qualifies him to serve on the Board.

Salim Wahdan, 42, has served as a director since March 2021. Mr. Wahdan has nearly two decades of entrepreneurial experience owning and operating retail businesses. During the last five years, Mr. Wahdan was a partner and operator of Star Buds in Adams, Louisville, and Westminster, several of the Star Buds’ branded dispensaries the Company purchased between December 2020 and March 2021. During his tenure with Star Buds, Mr. Wahdan’s responsibilities included oversight and management of operations, accounting, inventory, and strategic growth of the Star Buds retail dispensaries under his management, and he was instrumental in the early growth of the Star Buds franchise. Prior to his time in the cannabis industry, Mr. Wahdan owned and operated various retail concepts in Colorado. We believe Mr. Wahdan’s significant participation in the cannabis industry coupled with his experience owning and operating retail concepts qualifies him to serve on the Board.

Vote Required

The affirmative vote of a majority of the shares present and entitled to vote at a meeting of stockholders at which a quorum is present is necessary to approve the election of directors, with the holders of our common stock and the holders of our Series A Preferred Stock (which vote on an as-converted-to-common-stock basis) voting together as a single class is required to elect each Class A director included in this proposal. You may vote FOR or AGAINST any of the nominees or ABSTAIN from voting on any of the nominees. Banks, brokers or other nominees do not have authority to vote customers’ unvoted shares held by them in street name for the election of directors. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote. Abstentions and broker non-votes with respect to any of the nominees will have the effect of a vote AGAINST that nominee.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED ABOVE AS DIRECTORS

INFORMATION ABOUT THE BOARD OF DIRECTORS, COMMITTEES AND CORPORATE GOVERNANCE

Board Composition and Director Appointment Rights

Our Bylaws provide for a “staggered” or “classified” board of directors, whereby the directors of the Board are divided into two classes, Class A and Class B, respectively, each class consisting, as nearly as possible, of one-half of the total number of directors constituting the entire Board. Directors in each class are elected to approximately two-year terms expiring at the election of their respective successors at alternating annual meetings of our stockholders. Currently, the size of the Board is set at nine and the Board consists of five Class A directors with terms expiring at the Annual Meeting and four Class B directors with terms expiring at our 2023 annual meeting of stockholders. The following table sets forth the name, class, term and designating party of each of our current directors:

Name	Class	Term	Designating Party
Jonathan Berger	A	Expires 2022 annual meeting	At Large
Jeffrey Cozad	A	Expires 2022 annual meeting	CRW
Jeffrey Garwood	A	Expires 2022 annual meeting	Dye Cann I
Paul Montalbano	A	Expires 2022 annual meeting	Dye Cann II
Salim Wahdan	A	Expires 2022 annual meeting	Brian Ruden and Naser Joudeh
Justin Dye, Chairman	B	Expires 2023 annual meeting	Dye Cann I
Nirup Krishnamurthy	B	Expires 2023 annual meeting	Dye Cann II
Pratap Mukharji	B	Expires 2023 annual meeting	Brian Ruden and Naser Joudeh
Marc Rubin	B	Expires 2023 annual meeting	Brian Ruden and Naser Joudeh

The Company has granted rights to designated directors as follows:

●	Under the Securities Purchase Agreement, dated June 5, 2019, between the Company and Dye Cann I, as amended by the Amendment to Securities Purchase Agreement, dated July 15, 2019, the Amendment to Security Purchase Agreement, dated May 20, 2020, and the Consent, Waiver and Amendment, dated December 16, 2020 (as amended, the “Dye Cann I SPA”), until two years from the last closing under the Dye Cann I SPA, the Company is required to take all actions to ensure that two individuals designated by Dye Cann I shall be appointed to the Board. Currently, Justin Dye and Jeffrey Garwood serve as Dye Cann I’s designees on the Board.
●	Under the letter agreement, dated December 16, 2020, between the Company and Dye Cann II, for as long as Dye Cann II owns, in the aggregate, at least $10,000,000 of the Series A Preferred Stock, as measured by a trailing 30 day volume weighted average price of the common stock, on an as-converted basis, or continues to hold at least 10,000 shares of Series A Preferred Stock, the Company is required to take all actions to ensure that either one individual, if the Board consists of five or fewer members, or two individuals, if the Board consists of more than five members, designated by Dye Cann II shall be appointed to the Board. For so long as Dye Cann II is entitled to designate directors, each committee of the Board shall include at least one of the directors designated by Dye Cann II as a member or, if Dye Cann II so elects, as an observer. Currently, Nirup Krishnamurthy and Paul Montalbano serve as Dye Cann II’s designees on the Board.
●	Under the letter agreement, dated February 26, 2021, between the Company and CRW, for as long as CRW owns, in the aggregate, at least $15,000,000 of Series A Preferred Stock (calculated on an as-converted basis based on the volume weighted average price of the Company’s common stock over a 30-day period) or continues to hold at least 15,000 shares of Series A Preferred Stock, the Company is required to take all actions to ensure that one individual designated by CRW will be appointed to the Board. For as long as CRW has the right to designate a director, each committee of the Board shall include the CRW designee as a member or, if CRW so elects, as an observer. Currently, Jeffrey Cozad serves as CRW’s designee on the Board.
●	Under the Omnibus Amendment No. 2 to Asset Purchase Agreements, dated December 17, 2020, among the Company and the sellers party thereto (the “Star Buds Agreement”), for as long as the Sellers (as defined in the Star Buds Agreement) and the Members (as defined in the Star Buds Agreement) meet a specified ownership threshold, the Company shall recommend to its Board that Brian Ruden and Naser Joudeh jointly be permitted to designate three directors for appointment to the Board if the Board consists of seven or more members. Currently, Pratap Mukharji, Marc Rubin, and Salim Wahdan serve as Messrs. Ruden and Joudeh’s designees on the Board.

Information about Directors Not Up for Reelection

Set forth below are the names, ages, and biographical information of the Company’s directors, other than the nominees for Class A directors of the Company (which are described above).

Justin Dye, 50, was named Chief Executive Officer and Executive Chairman of the Company in December 2019 and has served as a director and Chairman since June 2019. Mr. Dye has 25 years of experience in private equity, general management, operations, strategy, corporate finance, and mergers and acquisitions. In 2018, Mr. Dye founded Dye Capital, a private equity firm investing in growth companies in disruptive industries and a substantial beneficial owner of the Company’s stock. Prior to forming Dye Capital, Mr. Dye served as an integral part of the private equity consortium that acquired the grocery store chain Albertsons Companies (“Albertsons”), and led its expansion through over $40 billion in acquisitions, divestitures, and real estate and financing transactions. During his 11-year tenure as Chief Strategy Officer, Chief Operating Officer, and Chief Administration Officer at Albertsons, the company grew sales from approximately $10 billion to over $60 billion with over 2,300 stores and 285,000 employees. Prior to Albertsons, Mr. Dye held roles at Cerberus Capital Management, General Electric and Arthur Andersen. He also serves as lead director for New Seasons Market and is a member of the DePauw University Board of Trustees. Mr. Dye’s financial and executive experience qualifies him to serve on our Board of Directors.

Nirup Krishnamurthy, 60, was named President of the Company in October 2022 following his appointment as Chief Operating Officer of the Company in September 2020 and appointment to the Board in December 2021. He had previously served as the Company’s Chief Information and Integration Officer since June 2019; Mr. Krishnamurthy provided such service as a consultant until March 1, 2020, at which time he began formal employment with the Company. Mr. Krishnamurthy has over 25 years of experience in innovation, technology, restructuring, and M&A for Fortune 500 companies. Since May 2018, Mr. Krishnamurthy has been a partner with Dye Capital, a private equity firm investing in growth companies in disruptive industries. In addition to his work with Dye Capital, Mr. Krishnamurthy previously served as managing director of EBIT+ LLC (“EBIT+”), a management consulting firm he founded in January 2016; EBIT+ works with executive management to improve revenues and margins while reducing operating costs. From September 2011 through December 2015, Mr. Krishnamurthy was EVP and Chief Strategy Officer & Chief Information Officer with The Great Atlantic and Pacific Tea Company (“A&P”), a grocery store chain, where he was responsible for the information services, digital commerce, supply chain & logistics, strategic sourcing and retail space planning functions for A&P. Mr. Krishnamurthy has also held senior management positions with companies including Northern Trust Corporation and United Airlines, Inc. He obtained a Ph.D. in Industrial Engineering Operations Research and a M.S. in Industrial Engineering Operations/Production Management from the State University of New York, and a B.S. in Mechanical Engineering from Anna University in Chennai, India. Mr. Krishnamurthy’s experience advising, managing and overseeing multiple companies, including companies in other highly-regulated industries, qualifies him to serve on our Board.

Pratap Mukharji, 62, has served as a director since February 2022. He previously served as one of our directors from January 2021 until December 2021. Prior to joining the Company, Mr. Mukharji was a senior partner and director at Bain & Company, a global management consulting company, from 2015 to 2020, leading its Supply Chain and Service Operations practice. Since retirement in 2020, Mr. Mukharji has been an Executive in Residence at the Fuqua School of Business at Duke University. With a concentration of experience in Industrial and Retail industries, Mr. Mukharji has led corporate efforts focused on strategy, mergers and acquisitions, transformation and turnaround, operational improvement, due diligence, omnichannel, and e-commerce efforts across multiple industries. Prior to his time with Bain & Company, Mr. Mukharji was at Kearney and Booz-Allen & Hamilton. Mr. Mukharji received a BA in Economics from Haverford College at which he was Phi Beta Kappa, and an MBA from the Fuqua School of Business at Duke University at which he was a Fuqua Scholar. During his career, Mr. Mukharji has examined small and large capitalized companies and advised them on growth strategies and opportunities. We believe Mr. Mukharji’s significant experience through consulting work analyzing company financial statements and performing due diligence qualifies him to serve on our Board of Directors.

Marc Rubin, 49, has served as a director since October 2022. Mr. Rubin has 20+ years of financing and investment experience from both public and private markets. Mr. Rubin currently serves as Managing Partner of Revity Capital Partners, LLC, a private equity firm focused on lower- to middle-market partnership-oriented transactions. Prior to joining Revity Capital Partners, Mr. Rubin was a Partner in the investment group Triarii Capital Management from 2015-2018, which focused on opportunistic, value-oriented investments. Mr. Rubin also served as a Partner and Investment Committee Member of Stonerise Capital for six years, and he served as a senior deal manager at Parthenon Capital, a middle-market buyout firm, for eight years. Mr. Rubin also co-owns CRW Capital, the manager of CRW, which is a special purpose vehicle created to support the Company’s vision of becoming one of the largest vertically integrated cannabis operators in Colorado. Mr. Rubin holds an MBA from Stanford Business School and received a BA in Economics from Colby College. Mr. Rubin’s depth of experience in investing, capital raising, and opportunistic acquisitions across diverse industries and markets qualifies him to serve on the Board.

Independence of Directors

Our Board has affirmatively determined that Messrs. Berger, Cozad, Garwood, Mukharji, and Montalbano are each independent within the meaning of the Nasdaq Listing Rules and the OTCQX Rules for U.S. Companies. The Board currently has four members on its Audit Committee, and all members were determined to be independent by the Board under the Nasdaq Listing Rules and the OTCQX Rules for U.S. Companies. The Board currently has four members on its Compensation Committee, and all members were determined to be independent by the Board under the Nasdaq Listing Rules and the OTCQX Rules for U.S. Companies. The Board currently has four members on its Nominating and Corporate Governance Committee, and all members were determined to be independent by the Board under the Nasdaq Listing Rules and the OTCQX Rules for U.S. Companies.

Board Leadership Structure

The Board has no set policy with respect to the separation of the offices of Chairman and Chief Executive Officer. Currently, Mr. Dye serves as Chairman and Chief Executive Officer. The Board has appointed Mr. Berger as the lead independent director. The Board has determined that its leadership structure is appropriate and effective for us at this time, given our stage of development.

Director Attendance at Board, Committee, and Other Meetings

The Board held 11 meetings in 2021 and acted by written consent on 9 occasions. Directors are expected to attend Board meetings and meetings of the committees on which they serve, with the understanding that on occasion a director may be unable to attend a meeting. One director attended the 2021 annual meeting of stockholders. During 2021, each of our current directors attended more than 75% of the aggregate number of meetings of the Board and all committees on which such director serves that were held during the period he was a director.

Board Role in Risk Oversight

The Board is primarily responsible for overseeing our risk management processes. The Board receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our Company’s assessment of risks. The Board focuses on the most significant risks facing our Company, including attention to our general risk management strategy, and also ensures that risks undertaken by our Company are consistent with the Board’s appetite for risk. While the Board oversees the Company, management is responsible for day-to-day risk management processes.

We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our Board leadership structure supports this approach.

Hedging Policy

The Company has adopted a policy that prohibits persons covered under the Company’s Insider Trading Policy from engaging in certain transactions intended to hedge or offset decreases in the market value of the Company’s stock. Pursuant to the Company’s Insider Trading policy, covered persons are prohibited from engaging in short-term trading, short sales, option trading, or margin trading without the express advance consent of the Company’s General Counsel. Persons covered under the Company’s Insider Trading Policy include the Board, the Company’s officers, employees, consultants to the Company, and household and immediate family members of the foregoing.

Committees of the Board

The Board has established various committees of the Board to assist it with the performance of its responsibilities. These committees and their members are listed below. The Board ordinarily designates the members of these committees and the committee chairs annually at its organizational meeting following the annual meeting of stockholders, based on the recommendation of the Nominating and Corporate Governance Committee; however, the Board may convene or act by written consent outside of its annual organizational meeting to appoint members to or reconstitute the committees of the Board in its discretion in accordance with the Company’s organizational documents and applicable law. The Board has adopted written charters for each of these committees, which can be found in the investor relations section of the Company’s website at www.ir.schwazze.com. Copies are also available in print to any stockholder upon written request to Schwazze, 4880 Havana Street, Suite 201, Denver, Colorado 80239, Attention: Corporate Secretary. The chair of each committee develops the agenda for that committee and determines the frequency and length of committee meetings.

Audit Committee

Our Board has established an Audit Committee, which is composed of Messrs. Berger, Cozad, Garwood, and Mukharji. The Audit Committee Chair is Mr. Berger. The Board has determined that Mr. Berger is an audit committee financial expert due to Mr. Berger’s education, financial certifications and credentials, and extensive financial experience. Through his work in public accounting at KPMG, Mr. Berger discharged various financial responsibilities and practiced under an active CPA license. Mr. Berger also served as Chair of the audit committee on the board of directors of other publicly-traded companies and oversaw the preparation and filing of financial statements as CEO of a publicly-traded company, providing him with vast experience encompassing public company financial statements and internal controls processes. The Audit Committee met 5 times during 2021. The Audit Committee’s primary duties are to:

●	review and discuss with management and our independent auditor our annual and quarterly financial statements and related disclosures, including disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the results of the independent auditor’s audit or review, as the case may be;
●	at least annually, review our financial reporting processes and internal control over financial reporting systems and the performance, generally, of our internal audit function;
●	oversee the audit and other services of our independent registered public accounting firm and be directly responsible for the appointment, independence, qualifications, compensation and oversight of the independent registered public accounting firm, which reports directly to the Audit Committee;
●	provide an open means of communication among our independent registered public accounting firm, management, our internal auditing function and our Board;
●	review any disagreements between our management and the independent registered public accounting firm regarding our financial reporting;
●	prepare the Audit Committee report for inclusion in our proxy statement for our annual stockholder meetings; and
●	establish procedures for complaints received regarding our accounting, internal accounting control and auditing matters.

Our Audit Committee charter also mandates that our Audit Committee approve all audit and permissible non-audit services conducted by our independent registered public accounting firm. The Audit Committee was established in 2016.

Nominating and Corporate Governance Committee

Our Board has also established a Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee consists of Messrs. Berger, Cozad, Montalbano, and Mukharji. The Nominating and Governance Committee Chair is Mr. Berger. The Nominating and Corporate Governance Committee met 3 times during 2021. The Nominating and Corporate Governance Committee’s primary duties are to:

●	recruit new directors, consider director nominees recommended by stockholders and others and recommend nominees for election as directors to the Board;
●	determine the qualifications, qualities, skills, and other expertise required to be a director and to develop, and recommend to the Board for its approval, criteria to be considered in selecting nominees for director;
●	review the Board’s committee structure and make recommendations to the Board regarding the appointment of directors to serve as members of each committee;
●	make recommendations regarding director orientation and continuing education;
●	review the size and composition of our Board and its committees;
●	oversee the evaluation of the Board;
●	recommend actions to increase the Board’s effectiveness; and
●	develop, recommend and oversee our corporate governance principles, including our Code of Business Conduct and Ethics and our Nominating and Corporate Governance Guidelines.

The Nominating and Corporate Governance Committee was established in 2016.

Compensation Committee

Our Board has established a Compensation Committee. Messrs. Berger, Cozad, Garwood, and Mukharji serve on this committee. The Compensation Committee Chair is Mr. Berger. The Compensation Committee met 5 times during 2021. The Compensation Committee’s primary duties are to:

●	approve corporate goals and objectives relevant to executive officer compensation and evaluate executive officer performance in light of those goals and objectives, and establish and review the overall compensation philosophy;
●	determine and approve executive officer compensation, including base salary and incentive awards;
●	make recommendations to the Board regarding compensation plans;
●	administer our stock plan; and
●	prepare a report on executive compensation for inclusion in our proxy statement for our annual stockholder meetings, if required.

Our Compensation Committee determines and approves all elements of executive officer compensation. It also provides recommendations to the full Board with respect to non-employee director compensation. The Compensation Committee may not delegate its authority to any other person, although it may delegate its authority to a subcommittee.

During 2021, the Compensation Committee engaged The Bedford Consulting Group, Inc. (“Bedford) as an independent compensation consultant to review and provide recommendations with respect to the compensation of directors and executive officers. The Company paid Bedford an aggregate of $55,000 in 2021.

The Compensation Committee was established in 2016.

Consideration of Director Nominees

We seek directors with the highest standards of ethics and integrity, sound business judgment, and the willingness to make a strong commitment to the Company and its success. The Nominating and Corporate Governance Committee works with the Board on an annual basis to determine the appropriate and desirable mix of characteristics, skills, expertise, and experience for the full Board and each Board committee, taking into account both existing directors and all nominees for election as directors, as well as any diversity considerations and the membership criteria applied by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee and the Board, which do not have a formal diversity policy, consider diversity in a broad sense when evaluating Board composition and nominations; and they seek to include directors with a diversity of experience, professions, viewpoints, skills, and backgrounds that will enable them to make significant contributions to the Board and the Company, both as individuals and as part of a group of directors. The Board evaluates each individual in the context of the full Board, with the objective of recommending a group that can best contribute to the success of the business and represent stockholder interests through the exercise of sound business judgment. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee also considers the director’s attendance at meetings and participation in and contributions to the activities of the Board and its committees.

The Nominating and Corporate Governance Committee does not have a formal policy that addresses director candidates recommended by stockholders because the Board of Directors believes that its current director solicitation processes and stockholder engagement are sufficient to incorporate stockholder involvement without a formal policy. Additionally, the Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders, and its process and criteria for considering such recommendations are no different than its process and criteria for screening and evaluating candidates suggested by directors, management of the Company, or third parties.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our officers, employees and directors, including our Chief Executive Officer and Chief Financial Officer. Our Code of Business Conduct and Ethics is available on our website at www.ir.schwazze.com/governance/documents. We will provide a copy of our Code of Business Conduct and Ethics to any person without charge upon request to: Medicine Man Technologies, Inc., 4880 Havana Street, Suite 201, Denver Colorado, 80239 Attention: Corporate Secretary.

We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K relating to amendments to or waivers from any provision of the Code of Business Conduct and Ethics applicable to our Chief Executive Officer and Chief Financial Officer by posting such information at the investor relations site on our website at www.ir.schwazze.com in the near future.

Communications with the Board of Directors

Stockholders and other interested parties who wish to communicate with the Board may do so by writing to:

Justin Dye, Chairman of the Board of Directors

Medicine Man Technologies, Inc.

4880 Havana Street

Suite 201

Denver, Colorado 80239

Our Audit Committee has also adopted a whistle-blower policy to allow employees, stockholders and other interested persons to communicate directly with our Audit Committee, including reporting complaints relating to accounting, internal accounting controls, or auditing matters. Communications should be addressed to:

Mr. Jonathan Berger, Chairperson of the Audit Committee

Medicine Man Technologies, Inc.

4880 Havana Street

Suite 201

Denver, Colorado 80239

Any communications may be made on an anonymous or confidential basis but should contain sufficiently specific information to permit the Audit Committee or Board to pursue the matter.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our officers and directors, and persons who beneficially own more than 10% of our equity securities registered pursuant to Section 12 of the Exchange Act, to file reports of ownership and changes in ownership with the SEC. Based solely upon a review of the reports filed during 2021 and or written representations from the reporting persons, we believe that, during our fiscal year ended December 31, 2021, there were untimely filings of a Form 3, 4 and/or 5 by the Company’s Section 16(a) filers as follows: (i) Jonathan Berger filed one late Form 3 on December 30, 2021 relating to his appointment as a director on December 13, 2021; (ii) Jeffrey Cozad filed one late Form 4 on April 30, 2021 reporting one transaction related to a grant of shares of Company common stock as compensation for Board service on March 25, 2021, and one late Form 4 on March 9, 2021 reporting one transaction related to the acquisition of shares of Series A Preferred Stock on March 3, 2021; (iii) Pratap Mukharji filed one late Form 3 on April 30, 2021 relating to his appointment as a director on January 27, 2021, and one late Form 4 on April 30, 2021 reporting one transaction related to a grant of shares of Company common stock as compensation for Board service on March 25, 2021; (iv) Brian Ruden filed one late Form 4 on April 30, 2021 reporting nine transactions (four of which occurred during 2021) related to the receipt of shares of Series A Preferred Stock and warrants to purchase shares of Company common stock in connection with the Star Buds acquisitions on February 3, 2021 and March 2, 2021; (v) Salim Wahdan filed one late Form 3 on April 30, 2021 relating to his appointment as a director on March 14, 2021, and one late Form 4 on April 30, 2021 reporting one transaction related to a grant of shares of Company common stock as compensation for Board service on March 25, 2021; (vi) Dye Cann II (filed as “Dye Capital Cann Holdings, II”) filed one late Form 4 on June 8, 2021 reporting seven transactions related to the acquisition of shares of Series A Preferred Stock on December 16, 2020, December 18, 2020, December 22, 2020, February 3, 2021, February 25, 2021, March 2, 2021 and March 30, 2021, and, to the Company’s knowledge, has failed to file a Form 3; (vii) Dye Capital (filed as “Dye Capital & Co LLC”) filed one late Form 4 on May 4, 2021 reporting three transactions related to the acquisition of a convertible note from the Company and the subsequent conversion of that convertible note into share of Series A Preferred Stock, and, to the Company’s knowledge, has failed to file a Form 3; (viii) CRW Capital, CRW, and Marc Rubin filed one late joint Form 4 on March 9, 2021 reporting one transaction related to the acquisition of shares of Series A Preferred Stock on March 3, 2021; and (ix) Ahmad Naser Joudeh filed one late Form 3 on June 21, 2021 relating to his 10% beneficial ownership in the Company, and one late Form 4 on June 24, 2021 reporting three transactions related to the receipt of shares of Series A Preferred Stock and warrants to purchase shares of Company common stock in connection with the Star Buds acquisitions on March 2, 2021.

AUDIT COMMITTEE REPORT

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in our Annual Report on Form 10-K for the ended December 31, 2021 with management.

The Audit Committee discussed with the independent auditors the matters required to be discussed under the standards of the Public Company Accounting Oversight Board (PCAOB), including Auditing Standard 1301 (Communications with Audit Committees). In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and our company, including the matters in the written disclosures required by Independence Standards Board Standard No. 1 (Independent Discussions with Audit Committees).

Our independent auditors provided to the Audit Committee the written communications required by applicable standards of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed the independent auditors’ independence with management and the auditors.

In reliance on these reviews and discussions, the Audit Committee recommended to our Board (and our Board approved) that our audited financial statements for the year ended December 31, 2021 be included in the Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the Securities and Exchange Commission.

The Audit Committee currently consists of Jonathan Berger, Jeffrey Cozad, Jeffrey Garwood, and Pratap Mukharji. Mr. Berger is an Audit Committee financial expert, and the Board has determined that each of Messrs. Berger, Cozad, Garwood, and Mukharji is independent within the meaning of the Nasdaq Listing Rules and the OTCQX Rules for U.S. Companies.

By the members of the Audit Committee:
Jonathan Berger, Chair
Jeffrey Cozad
Jeffrey Garwood
Pratap Mukharji

The material in this report is not deemed to be “soliciting material,” or to be “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

EXECUTIVE OFFICERS

Set forth below are the Company’s Executive Officers, together with an overview of their positions and professional experience.

Justin Dye – See “Proposal No. 1 – Election of Directors” above.

Nirup Krishnamurthy – See “Proposal No. 1 – Election of Directors” above.

Nancy Huber, 64, was named Chief Financial Officer of the Company in December 2019. She was hired in August 2019 as Senior Vice President of Finance for the Company. Ms. Huber has over 30 years of experience in accounting and finance. Most recently she spent 12 years as the Chief Financial Officer for Forward Foods, LLC, a privately held consumer-packaged goods company, which sold products to grocery, mass distribution, military, convenience store, club and natural channels, both directly and indirectly. Ms. Huber also has leadership experience in gold and diatomaceous earth mining. She worked as the Chief Financial Officer for Western Multiplex Corporation, taking the company public on the Nasdaq stock exchange and was a founder and Chief Financial Officer of AccelGraphics Inc., also listed on the Nasdaq. Ms. Huber has an MBA from Kellogg School of Management, Northwestern University and a Bachelor of Science in Chemical Engineering from Purdue University.

Daniel Pabon, 45, was named General Counsel, Chief Government Affairs Officer and Corporate Secretary in August 2019. Mr. Pabon also currently serves as a member of the Executive Committee of the United States Cannabis Council. Prior to joining the Company, Mr. Pabon served as Vice President of Sewald Hanfling Public Affairs, a government affairs firm, from 2018 and 2019. Before that, he was in private law practice. In addition, Mr. Pabon served eight years in the State of Colorado Legislature as a State Representative from 2011 to 2019 where he held numerous leadership positions, including Deputy Whip, Assistant Majority Leader, Speaker Pro Tempore, and Chair of the Finance Committee. During his tenure in the Colorado Legislature, Mr. Pabon assisted with the design and development of Colorado’s cannabis legal and regulatory model. Additionally, he also served on the Obama-Biden Presidential Transition Team. Over his career, Mr. Pabon has acquired extensive experience in regulatory compliance, legal department management, litigation, cannabis regulation, and governance and government affairs issues. He has consulted with and advised state and local governments as well as private businesses all over the world on how to implement cannabis regulations, both medical and recreational. Mr. Pabon served as a member of the City of Denver Marijuana Licensing Working Group, and he was a volunteer with the Covid-19 Eviction Defense Project. Mr. Pabon previously served as an adjunct professor of business law at the Community College of Denver. Mr. Pabon received a Bachelor of Science degree in Mechanical Engineering from the University of Colorado at Boulder and his Juris Doctor from the University of Colorado School of Law. Mr. Pabon is also a graduate of the Harvard Kennedy School for Executive Education.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

				Stock	Option	Nonequity Incentive Plan
				Awards	Awards	Compensation	Total
Name and principal position		Year	Salary ($)	($) (4)	($) (5)	($) (6)	($)
Justin Dye,	(1)	2021	350,002	—	—	115,990	465,992
Chief Executive Officer		2020	311,540	50,000	303,978	—	665,518
Daniel Pabon, General Counsel and	(2)	2021	268,695	—	—	84,372	353,067
Chief Government Affairs Officer		2020	228,461	—	145,526	—	373,987
Nirup Krishnamurthy,	(3)	2021	301,385	—	—	99,533	400,918
Chief Operating Officer		2020	218,306	—	981,109	—	1,199,415

1)	Mr. Dye was named Chief Executive Officer and Executive Chairman in December 2019. Prior to his appointment, Mr. Dye served as the Company’s Chairman.
2)	Mr. Pabon was named General Counsel and Chief Government Affairs Officer in August 2019.
3)	Mr. Krishnamurthy was named Chief Operating Officer in September 2020.
4)	The amounts in the “Stock Awards” column reflect the aggregate grant date fair value of stocks granted on September 2, 2020. The price per share was awarded at $1.17 for a total of 42,735 shares.
5)	The amounts in the “Options Awards” column reflect the aggregate grant date fair value of stock options granted during 2020, computed in accordance with FASB ASC Topic 718. This amount does not reflect the actual economic value realized by the named executive officer. Assumptions used in the calculation of the aggregated grant date fair value for these options are included in Note 13 Stockholder’s Equity to our audited financial statements, included in Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. On December 15, 2020, the Board repriced certain outstanding stock options issued to the Company’s employees. The repriced stock options had original exercise prices ranging from $1.52 per share to $3.83 per share. All of these stock options were repriced to have an exercise price of $1.26 per share, which was the closing price of the Company’s common stock on December 15, 2020. The incremental fair value, computed as of the repricing in accordance with FASB ASC Topic 718, is included in the 2020 amounts within the “Option Awards” column. The terms of the options are described under the Outstanding Equity Awards at Fiscal Year-End Table below. The Company did not grant any options to the individuals listed in the table in 2021.
6)	Represents cash payments made to the named executive officers in 2022 after achieving performance goals set for 2021 under the Company’s unwritten cash bonus plan. The Company’s unwritten cash bonus plan is described below.

Outstanding Equity Awards at Fiscal-Year End

The following table discloses information regarding outstanding option equity awards granted or accrued as of December 31, 2021 for each of our named executive officers.

	Option Awards

	Number of	Number of
	Securities	Securities
	Underlying	Underlying	Option
	Unexercised	Unexercised	Exercise	Vesting		Option
	(#)	Options (#)	Price	Start		Expiration
Name	Exercisable	Unexercisable	($)	Date		Date
Justin Dye	1,000,000	1,000,000	1.26	12/5/2019	(1)	12/15/2030
Daniel Pabon	275,000	275,000	1.26	9/2/2019	(2)	12/15/2030
	25,000	75,000	1.26	3/27/2020	(3)	12/15/2030
Nirup Krishnamurthy	300,000	—	1.26	6/5/2019	(4)	12/15/2030
	—	300,000	1.26	3/5/2022	(5)	12/15/2030
	100,000	300,000	1.26	12/15/2020	(6)	12/15/2030

(1)	Mr. Dye’s options vest in four equal installments beginning on December 5, 2020 and on the following three anniversaries thereafter.
(2)	Mr. Pabon’s options vest in four equal installments beginning on September 2, 2020 and on the following three anniversaries thereafter.
(3)	Mr. Pabon’s options in four equal installments beginning on March 27, 2021 and on the following three anniversaries thereafter.
(4)	Mr. Krishnamurthy’s options fully vested on June 4, 2021.
(5)	Mr. Krishnamurthy’s options vest in two equal installments beginning on March 5, 2022 and on the following anniversary thereafter.
(6)	Mr. Krishnamurthy’s options vest in four equal installments beginning on December 15, 2020 and on the following three anniversaries thereafter.

Employment Agreements

We have entered into employment agreements with each of our NEOs.

Employment Agreement with Justin Dye

We entered into an employment agreement with Mr. Dye effective December 5, 2019, as amended on June 14, 2021. The initial term of Mr. Dye’s agreement was for one year, after which the agreement automatically renews for successive one-year terms unless either party provides at least 30 days’ notice prior to the expiration of the applicable term of its intention not to renew the agreement. Under the amended agreement, Mr. Dye is entitled to compensation as follows: (i) an annual base salary of $300,000, increased to $350,000 beginning January 1, 2021, subject to periodic discretionary increases, (ii) an option to purchase 2,000,000 shares of Company common stock (upon entering into the original employment agreement), which vests in equal annual installments over four years, and (iii) initially, quarterly discretionary bonuses granted at the discretion of the Board of Directors based on certain performance metrics, and after the June 14, 2021 amendment, bonus eligibility under the Company’s unwritten cash bonus plan. Mr. Dye is entitled to receive benefits paid to similarly situated employees, which include participation in retirement, health, disability and vacation plans. Mr. Dye is entitled to receive severance benefits upon termination of employment as described below under “Potential Payments upon Termination or Change in Control.”

Employment Agreement with Daniel Pabon

We entered into an employment agreement with Mr. Pabon effective August 12, 2019, as amended on June 14, 2021. The term of Mr. Pabon’s agreement is continuous until either party provides at least 30 days’ notice prior of its intention not to renew the agreement. Under the amended agreement, Mr. Pabon is entitled to compensation as follows: (i) an initial annual base salary of $220,000, increased to $250,000 starting January 1, 2021, and (ii) an option to purchase 550,000 shares of Company common stock (upon entering into the original employment agreement), which vests in equal annual installments over four years. Mr. Pabon is entitled to receive benefits paid to similarly situated employees, which include participation in retirement, health, disability and vacation plans. Mr. Pabon is entitled to receive severance benefits upon termination of employment as described below under “Potential Payments upon Termination or Change in Control.”

Employment Agreement with Nirup Krishnamurthy

We entered into an employment agreement with Mr. Krishnamurthy effective March 1, 2020, as amended on June 14, 2021. The term of Mr. Krishnamurthy’s agreement is continuous until either party provides at least 30 days’ notice prior of its intention not to renew the agreement. Under the amended agreement, Mr. Krishnamurthy is entitled to compensation as follows: (i) an initial annual base salary of $264,000, increased to $300,000 starting January 1, 2021, subject to periodic discretionary increases, and (ii) two options to purchase 300,000 shares of Company common stock (upon entering into the original employment agreement), with each grant vesting sequentially in equal two year installments for an aggregate vesting period four years in the aggregate across both grants. Mr. Krishnamurthy is entitled to receive benefits paid to similarly situated employees, which include participation in retirement, health, disability and vacation plans. Mr. Krishnamurthy is entitled to receive severance benefits upon termination of employment as described below under “Potential Payments upon Termination or Change in Control.”

Potential Payments upon Termination or Change in Control

Each of the Company’s employment agreements with its NEOs provide for payments and benefits in the event of termination of employment in certain circumstances and upon a Change in Control (as defined therein). Under the employment agreements, each NEO is entitled to severance as follows if he or she is terminated without Cause (as defined therein): (i) 12 months gross salary payable in accordance with the normal payroll practice of the Company as if such NEO was employed by the Company during this time, (ii) any earned but unpaid bonuses, (iii) the number of shares of Company common stock that would have vested through the next anniversary of the effective date of the employment agreement, and (iv) reimbursement for Company-sponsored benefits under the employment agreement for one year after termination. Upon a Change in Control, the employment agreements provide for 100% acceleration and vesting of the options granted thereunder.

Unwritten Cash Bonus Plan

On June 14, 2021, the Board’s Compensation Committee approved and adopted an unwritten cash bonus plan, effective beginning in the Company’s fiscal year ending December 31, 2021.

Under the bonus plan, the Company will pay cash bonuses to manager-level and above employees if the Company (i) achieves at least 90% of a specified earnings before depreciation and amortization target (the “EBITDA Target”) for the applicable fiscal year (the “EBITDA Bonus”), or (ii) entered into binding agreement for or consummated, acquisitions of dispensaries, cultivation facilities or other cannabis-related assets, directly or indirectly, during 2021 (the “M&A Bonus”).

The EBITDA Bonus payments will range from 10% to 200% of the applicable officer’s salary depending on the percentage of the EBITDA Target the Company achieves, as follows:

Target Percentage Achieved	Bonus Payment Percentage
90%	10%
100%	20%
105%	30%
110%	40%

115%	60%
120%	80%
125%	100%
130%	125%
135%	150%
140%	175%
145%	200%

Under the M&A Bonus, officers were eligible to receive up to 25% of the applicable officer’s salary depending on the proportion of a stated target amount of acquisitions the Company entered into or consummated during 2021. The Company exceeded the stated target amount of acquisitions for 2021, and, as a result, the Company paid the full M&A Bonus to the eligible officers.

Director Compensation Policy

Through September 2020, director compensation was as follows: (i) non-employee directors received a monthly cash retainer of $6,000; (ii) employee directors received a monthly cash retainer of $2,000 for service on each committee of the Board; and (iii) the Chairman of the Board received an additional monthly cash retainer of $8,000. Starting in October 2020, we awarded each of our directors an annual grant of shares of common stock worth $50,000 during the fourth quarter of each year.

For the year ended December 31, 2021, each of our non-executive directors was awarded an annual grant of shares of common stock worth $50,000 during the fourth quarter as compensation for service on the Board.

Director Compensation Table

The following provides compensation information for the year ended December 31, 2021 for our non-executive directors.

Fees Earned
	or Paid in	Stock	Option	All Other
	Cash	Awards	Awards	Compensation	Total
Name	($)	($) (1)	($)	($)	($)
Jonathan Berger	$—	$—	$—	$—	$—
Jeffrey Cozad	—	50,000	—	—	50,000
Jeffrey Garwood	—	—	—	—	—
Pratap Mukharji	—	50,000	—	—	50,000
Leonardo Riera (2)	—	—	—	—	—
Brian Ruden	—	—	—	—	—
Salim Wahdan	—	50,000	—	—	50,000

(1)	Stock awards are calculated based on 24,510 shares of common stock at a price of $2.04.
(2)	Mr. Riera resigned as director in January 2021. As of December 31, 2021, Mr. Reira had 550,000 option awards outstanding.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

Transactions Involving Former Directors, Former Executive Officers or Their Affiliated Entities

During the year ended December 31, 2020, the Company recorded sales to Futurevision, Inc., f/k/a Medicine Man Production Corp., d/b/a Medicine Man Denver (“Medicine Man Denver”) totaling $997,262. The Company had an accounts receivable balance with Medicine Man Denver totaling $72,109 as of December 31, 2020. The Company’s former Chief Executive Officer, Andy Williams, maintains an ownership interest in Medicine Man Denver. Effective February 25, 2020, he was no longer an officer of the Company and therefore no longer a related party. As such, he is not included as a related party with respect to sales and accounts receivable from Medicine Man Denver for periods after December 31, 2020.

During the year ended December 31, 2020, the Company recorded sales to MedPharm Holdings LLC (“MedPharm”) totaling $73,557. The Company had a net accounts receivable balance with MedPharm totaling $5,885 as of December 31, 2020. The Company’s former Chief Executive Officer, Andy Williams, maintains an ownership interest in MedPharm. Effective February 25, 2020, he was no longer an officer of the Company and therefore no longer a related party. As such, he is not included as a related party with respect to sales and accounts receivable from MedPharm for periods after December 31, 2020.

Also, during the year ended December 31, 2019, the Company made loans to MedPharm totaling $767,695 evidenced by promissory notes with original maturity dates ranging from September 21, 2019 through January 19, 2020 and all bearing interest at 8% per annum. On August 1, 2020, the Company entered into a Settlement Agreement and Mutual Release (the “Settlement Agreement”) with MedPharm pursuant to which (i) the parties agreed that the outstanding amount owed by MedPharm to the Company was $767,695 of principal and $47,161 in accrued and unpaid interest, (ii) MedPharm paid the Company $100,000 in cash, (iii) Andrew Williams returned 175,000 shares of common stock to the Company, as partial repayment of the outstanding balance at a value of $1.90 per share. These shares are held in treasury. The remaining outstanding principal and interest of $181,911 due and payable by MedPharm under the Settlement Agreement was to be paid out in bi-weekly installments of product by scheduled deliveries through June 30, 2021. This amount was paid off on April 19, 2021.

During the year ended December 31, 2020, the Company recorded sales to Baseball 18, LLC (“Baseball”) totaling $14,605, to Farm Boy, LLC (“Farm Boy”) totaling $16,125, to Emerald Fields LLC (“Emerald Fields”) totaling $16,605, and to Los Sueños Farms (“Los Sueños”) totaling $52,244. As of December 31, 2020, the Company had net accounts payable balances with Baseball of $31,250, and with Farm Boy of $93,944. One of the Company’s former Chief Operating Officers and directors, Robert DeGabrielle, owns the Colorado retail marijuana cultivation licenses for Farm Boy, Baseball, Emerald Fields, and Los Sueños. Effective June 19, 2020, he was no longer an officer of the Company and therefore no longer a related party. As such, he is not included as a related party with respect to sales and accounts receivable from Baseball, Farm Boy, Emerald Fields, or Los Sueños for periods after December 31, 2020.

Transactions with Entities Affiliated with Justin Dye

The Company has participated in several transactions involving Dye Capital, Dye Cann I and Dye Cann II. Justin Dye, the Company’s Chief Executive Officer, the executive chairman of the Board, and the largest beneficial owner of common stock and Series A Preferred Stock, controls Dye Capital and Dye Capital controls Dye Cann I and Dye Cann II. Dye Cann I is the largest holder of the Company’s outstanding common stock. Dye Cann II is a significant holder of our Series A Preferred Stock. Mr. Dye has sole voting and dispositive power over the securities held by Dye Capital, Dye Cann I, and Dye Cann II.

 The Company entered into the Dye Cann I SPA on June 5, 2019 pursuant to which the Company agreed to sell to Dye Cann I up to between 8,187,500 and 10,687,500 shares of common stock in several tranches at $2.00 per share and warrants to purchase 100% of the number of shares of common stock sold at a purchase price of $3.50 per share. At the initial closing on June 5, 2019, the Company sold to Dye Cann I 1,500,000 shares of common stock and warrants to purchase

1,500,000 shares of common stock for gross proceeds of $3,000,000, and the Company has consummated subsequent closings for an aggregate of 9,287,500 shares of common stock and warrants to purchase 9,287,500 shares of common stock for aggregate gross proceeds of $18,575,000 to the Company. The terms of the Dye Cann I SPA are disclosed in the Company’s Current Report on Form 8-K filed on June 6, 2019. The Company and Dye Cann I entered into a first amendment to the Dye Cann I SPA on July 15, 2019, as described in the Company’s Current Report on Form 8-K filed on July 17, 2019, a second amendment to the Dye Cann I SPA on May 20, 2020, as described in the Company’s Current Report on Form 8-K filed on May 22, 2020, and a Consent, Waiver and Amendment on December 16, 2020, as described in the Company’s Current Report on Form 8-K filed on December 23, 2020. At the time of the initial closing under the Dye Cann I SPA, Justin Dye became a director and the Company’s Chief Executive Officer.

The Company granted Dye Cann I certain demand and piggyback registration rights with respect to the shares of common stock sold under the Dye Cann I SPA and issuable upon exercise of the warrants sold under the Dye Cann I SPA. Effective February 4, 2022, the Company registered the resale of the shares of common stock issuable upon conversion of the Series A Preferred Stock on a Form S-3. The Company also granted Dye Cann I the right to designate one or more individuals for election or appointment to the Board and Board observer rights as described above under the heading “Information about Board of Directors, Committees and Corporate Governance – Board Composition and Director Appointment Rights.” Further, under the Dye Cann I SPA, until June 5, 2022, if the Company desires to pursue debt or equity financing, the Company must first give Dye Cann I an opportunity to provide a proposal to the Company with the terms upon which Dye Cann I would be willing to provide or secure such financing. If the Company does not accept Dye Cann I’s proposal, the Company may pursue such debt or equity financing from other sources but Dye Cann I has a right to participate in such financing to the extent required to enable Dye Cann I to maintain the percentage of the Company’s common stock (on a fully-diluted basis) that it then owns, in the case of equity securities, or, in the case of debt, a pro rata portion of such debt based on the percentage of common stock (on a fully-diluted basis) that it then owns.

The Company entered into a Securities Purchase Agreement (as amended, the “Dye Cann II SPA”) with Dye Cann II on November 16, 2020 pursuant to which the Company agreed to sell to Dye Cann II shares of Series A Preferred Stock in one or more tranches at a price of $1,000 per share. The terms of the Dye Cann II SPA are disclosed in the Company’s Current Report on Form 8-K filed on December 23, 2020. The Company and Dye Cann II entered into an amendment to the Dye Cann II SPA on December 16, 2020, as described in the Company’s Current Report on Form 8-K filed on December 23, 2020, a second amendment to the Dye Cann II SPA on February 3, 2021, as described in the Company’s Form 8-K filed on February 9, 2021, and a third amendment to the Dye Cann II SPA on March 30, 2021, as described under Item 9B of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed on March 31, 2021, as amended by Form 10-K/A filed on April 30, 2022. The Company issued and sold to Dye Cann II 7,700 shares of Series A Preferred Stock on December 16, 2020, 1,450 shares of Series A Preferred Stock on December 18, 2020, 1,300 shares of Series A Preferred Stock on December 22, 2020, 3,100 shares of Series A Preferred Stock on February 3, 2021, 3,800 shares of Series A Preferred Stock on March 2, 2021 and 4,000 shares of Series A Preferred Stock on March 30, 2021. As a result, the Company issued and sold an aggregate of 21,350 shares of Series A Preferred Stock to Dye Cann II for aggregate gross proceeds of $21,350,000.

The Company granted Dye Cann II certain demand and piggyback registration rights with respect to the shares of common stock issuable upon conversion of the Series A Preferred Stock under the Dye Cann II SPA. Effective February 4, 2022, the Company registered the resale of the shares of common stock issuable upon conversion of the Series A Preferred Stock on a Form S-3. Further, the Company granted Dye Can II the right to designate one or more individuals for election or appointment to the Board and Board observer rights as described above under the heading “Information about Board of Directors, Committees and Corporate Governance – Bord Composition and Director Appointment Rights” and such disclosure is incorporated herein by reference.

On December 16, 2020, the Company entered into a Secured Convertible Note Purchase Agreement with Dye Capital and issued and sold to Dye Capital a Convertible Note and Security Agreement in the principal amount of $5,000,000 as described in the Company’s Current Report on Form 8-K filed on December 23, 2020. On February 26, 2021, Dye Capital elected to convert the $5,000,000 principal amount and the $60,250 of accrued but unpaid interest under the Convertible Promissory Note and Security Agreement under its terms and Dye Capital and the Company entered into a Conversion Notice and Agreement pursuant to which the Company issued 5,060 shares of Series A Preferred Stock to Dye Capital and also paid Dye Capital $230.97 in cash in lieu of issuing any fractional shares of Series A Preferred Stock upon conversion, as described in the Company’s Current Report on Form 8-K filed on March 4, 2021.

The Company previously reported the terms of the Series A Preferred Stock in the Company’s Current Report on Form 8-K filed on December 23, 2020.

During the year ended December 31, 2020, the Company recorded expenses of $66,264 with Tella Digital. For the year ended December 31, 2021, the Company recorded expenses of $214,908. The Company recorded expenses of $254,136 with Tella Digital from January 1 to September 30, 2022. Tella Digital provides on-premises digital experience solutions for our retail dispensary locations. Mr. Dye is an indirect partial owner and serves as Chairman of Tella Digital. Nirup Krishnamurthy, the Company’s Chief Operating Officer and one of its directors, is also an indirect partial owner in Tella Digital.

Transactions with Entities Affiliated with Jeffrey Cozad

On February 26, 2021, the Company entered into a Securities Purchase Agreement (the “CRW SPA”) with CRW pursuant to which the Company issued and sold 25,350 shares of Series A Preferred Stock to CRW at a price of $1,000 per share for aggregate gross proceeds of $25,350,000. The transaction made CRW a beneficial owner of more than 5% of the Company’s common stock. The Company granted CRW certain demand and piggyback registration rights with respect to the shares of common stock issuable upon conversion of the Series A Preferred Stock under the CRW SPA. Effective February 4, 2022, the Company registered the resale of the shares of common stock issuable upon conversion of the Series A Preferred Stock on a Form S-3. Also on February 26, 2021, the Company entered into a letter agreement with CRW, granting CRW the right to designate one individual for election or appointment to the Board and Board observer rights. Under the letter agreement, for as long as CRW has the right to designate a Board member, if the Company, directly or indirectly, plans to issue, sell or grant any securities or options to purchase any of its securities, CRW has a right to purchase its pro rata portion of such securities, based on the number of shares of Series A Preferred Stock beneficially held by CRW on the applicable date on an as-converted-to-common-stock basis divided by the total number of shares of common stock outstanding on such date on an as-converted, fully-diluted basis (taking into account all outstanding securities of the Company regardless of whether the holders of such securities have the right to convert or exercise such securities for common stock at the time of determination). Further, under the letter agreement, the Company paid CRW Capital, the sole manager of CRW and a holder of a carried interest in CRW, a monitoring fee equal to $125,000 in 2021 and total monitoring fees of $25,000 as of September 30, 2022. On March 14, 2021, the Board appointed Jeffrey A. Cozad as a director to fill a vacancy on the Board. Mr. Cozad is a manager and 50% owner of CRW Capital, and he shares voting and disposition power over the shares of Series A Preferred Stock held by CRW. Mr. Cozad and his family members indirectly own membership interests in CRW. The Company previously reported the terms of the CRW SPA and the CRW letter agreement in the Company’s Current Report on Form 8-K filed March 4, 2021.

On December 7, 2021, the Company entered into a Securities Purchase Agreement with Cozad Investments. pursuant to which the Company issued a Convertible Note in the aggregate principal amount of $250,000 to Cozad Investments for $245,000 in cash. The Convertible Note bears interest at 13% per year payable quarterly commencing March 31, 2022 in cash for an amount equal to the amount payable on such date as if the Convertible Note was subject to an annual interest rate of 9% with the remainder of the accrued interest payable as an increase to the principal amount of the Convertible Note. As of September 30, 2022, the Company has paid $18,574 of cash interest and no principal to Cozad Investments under this Convertible Note. In addition, as of September 30, 2022, the principal amount outstanding under this Convertible Note is $258,255 as a result of accrued interest added to the principal amount. Mr. Cozad is a manager and majority owner of Cozad Investments.

Transactions with Entities Affiliated with Marc Rubin

On February 26, 2021, the Company entered into the CRW SPA and a letter agreement with CRW, of which Marc Rubin is a beneficial owner. Pursuant to the CRW SPA, the Company issued and sold 25,350 shares of Series A Preferred Stock to CRW at a price of $1,000 per share for aggregate gross proceeds of $25,350,000. The transaction made CRW a beneficial owner of more than 5% of the Company’s common stock. The Company granted CRW certain demand and piggyback registration rights with respect to the shares of common stock issuable upon conversion of the Series A Preferred Stock under the CRW SPA. Effective February 4, 2022, the Company registered the resale of the shares of common stock issuable upon conversion of the Series A Preferred Stock on a Form S-3. Also on February 26, 2021, the Company entered into a letter agreement with CRW, granting CRW the right to designate one individual for election or appointment to the Board and Board observer rights. Under the letter agreement, for as long as CRW has the right to designate a Board member, if the Company, directly or indirectly, plans to issue, sell or grant any securities or options to purchase any of its securities, CRW has a right to purchase its pro rata portion of such securities, based on the number of shares of Series A Preferred Stock beneficially held by CRW on the applicable date on an as-converted-to-common-stock basis divided by the total number of shares of common stock outstanding on such date on an as-converted, fully-diluted basis (taking into account all outstanding securities of the Company regardless of whether the holders of such securities have the right to convert or exercise such securities for common stock at the time of determination). Further, under the letter agreement, the Company paid CRW Capital, the sole manager of CRW and a holder of a carried interest in CRW, a monitoring fee equal to $125,000 in 2021 and total monitoring fees of $25,000 as of September 30, 2022. Mr. Rubin is a manager and 50% owner of CRW Capital, and he shares voting and disposition power over the shares of Series A Preferred Stock held by CRW.

On December 7, 2021, the Company entered into a Securities Purchase Agreement with the Rubin Trust pursuant to which the Company issued a Convertible Note in the aggregate principal amount of $100,000 to the Rubin Trust for $98,000 in cash. The Convertible Note bears interest at 13% per year payable quarterly commencing March 31, 2022 in cash for the amount equal to the amount payable on such date as if the Convertible Note was subject to an annual interest rate of 9% with the remainder of the accrued interest payable as an increase to the principal amount of the Note. As of September 30, 2022, the Company has paid $7,430 of cash interest and no principal to the Rubin Trust under this Convertible Note. In addition, as of September 30, 2022, the principal amount outstanding under this Convertible Note is $103,302 as a result of accrued interest added to the principal amount. Mr. Rubin is the majority owner of the Rubin Trust and a beneficial owner of CRW. In October 2022, the Board appointed Mr. Rubin as a director to fill a vacancy on the Board.

Transactions with Entities Affiliated with Brian Ruden

The Company has participated in several transactions involving entities owned or affiliated with Brian Ruden, one of its former directors as of October 2022, a beneficial owner of more than 5% of the Company’s common stock, and a beneficial owner of more than 5% of the Series A Preferred Stock.

Between December 17, 2020 and March 2, 2021, the Company’s wholly-owned subsidiary SBUD LLC acquired the assets of a number of Star Buds retail dispensaries (collectively, “the Star Buds assets”). The Company previously reported the terms of the applicable purchase agreements and related amendments in the Company’s Current Reports on Form 8-K filed June 8, 2020, September 21, 2020, December 22, 2020, and March 8, 2021.

The aggregate purchase price for the Star Buds assets was $118,000,000, paid as follows: (i) $44,250,000 in cash at the applicable closings, (ii) $44,250,000 in deferred cash, earning simple interest at a rate of 12% per year, also referred to in this proxy statement as “seller note(s),” (iii) 29,506 shares of Series A Preferred Stock, of which 25,078 shares were issued at the applicable closings and 4,428 shares were held in escrow. Of the 4,428 shares held in escrow, 3,484 shares were released post-closing to the applicable sellers and 944 shares remain in escrow as of the Record Date. In addition, the Company issued warrants to purchase an aggregate of 5,531,250 shares of common stock to the sellers at an exercise price of $1.20 per share. The Company has not paid any principal and has paid an aggregate of $8,320,887 of interest on the seller notes as of September 30, 2022.

Mr. Ruden’s interest in the aggregate purchase price for the Star Buds assets is as follows: (i) $13,727,490 in cash at the applicable closings, (ii) $13,727,490 in seller notes, and (iii) 9,151 shares of Series A Preferred Stock, of which 7,778 shares were issued at the applicable closings and 1,373 shares were held in escrow for release post-closing to either Mr. Ruden or the Company depending on post-closing adjustments to the purchase price. In addition, the Company issued warrants to purchase an aggregate of 1,715,936 shares of common stock to Mr. Ruden. The Company has paid Mr. Ruden an aggregate of $2,577,212 in interest on his seller notes as of September 30, 2022.

Mr. Ruden was a partial owner of a majority of the Star Buds companies that sold assets to SBUD, LLC. Mr. Ruden owned 50% of Colorado Health Consultants LLC, 50% of Starbuds Pueblo LLC, 50% of Starbuds Alameda LLC, 47.5% of Starbuds Aurora LLC, 46% of SB Arapahoe LLC, 36% of Starbuds Commerce City LLC, 30% of Starbuds Louisville

LLC, 25% of Starbuds Niwot LLC, 16.66% of Lucky Ticket LLC, 15% of KEW LLC, 15% of Mountain View 44th LLC, and 10% of LM MJC LLC.

In connection with acquiring the Star Buds assets for our Pueblo West, Niwot, Commerce City, Lakeside, Arapahoe and Aurora locations, SBUD LLC entered into a lease with each of 428 S. McCulloch LLC, Colorado Real Estate Holdings LLC, 5844 Ventures LLC, 5238 W 44th LLC, 14655 Arapahoe LLC and Montview Real Estate LLC, on substantially the same terms. Each of the leases is for an initial three-year term. The lease with 428 S. McCulloch LLC is for the Company’s Pueblo West Star Buds location and was effective on December 17, 2020. The leases with Colorado Real Estate Holdings LLC and 5844 Ventures LLC are for the Company’s Niwot and Commerce City Star Buds locations, respectively, and were effective on December 18, 2020. The lease with 5238 W 44th LLC is for the Company’s Lakeside Star Buds location and was effective on February 3, 2021. The leases with 14655 Arapahoe LLC and Montview Real Estate LLC are for the Company’s Arapahoe and Aurora locations, respectively, and were effective on March 2, 2021. The 428 S McCulloch LLC, 5844 Ventures LLC and 5238 W 44th LLC leases provide for a monthly rent payment of $5,000 with an aggregate of $180,000 during the initial term of the leases. The Colorado Real Estate Holdings LLC lease provides for a monthly rent payment of $6,779 with an aggregate of $244,044 during the initial term of the lease. The 14655 Arapahoe LLC lease provides for a monthly rent payment of $12,367 with an aggregate of $445,212 during the initial term of the lease. The Montview Real Estate LLC lease provides for a monthly rent of $6,250 with an aggregate of $225,000 during the initial term of the lease. During 2020, SBUD LLC paid an aggregate of $10,000 in rent under these leases. During 2021, SBUD LLC paid an aggregate of $449,297 in rent under these leases. From January 1 through September 30, 2022, SBUD LLC paid an aggregate of $363,564 in rent under these leases. In addition, SBUD LLC must pay each landlord’s expenses and disbursements incurred in connection with the ownership, operation, maintenance, repair and replacement of the premises. SBUD LLC has the option to renew each lease for two additional three-year terms with escalation. The Company has an option to purchase the premises at fair market value at any time during the lease term and also has a right of first refusal if the landlords desire to sell the premises to a third party.

On December 17, 2020, SBUD LLC entered into a Trademark License Agreement with Star Brands LLC under which Star Brands LLC licenses certain trademarks to SBUD LLC effective as of the closing of the acquisitions of all of the Star Buds assets. SBUD LLC has no payment obligation under this agreement. Mr. Ruden is a part-owner of Star Brands LLC.

In connection with the acquisition of the Star Buds assets, the Company granted Mr. Ruden and Naser Joudeh the right to designate individuals for election or appointment to the Board.

Transactions with Entities Affiliated with Salim Wahdan

The Company has participated in several transactions involving entities owned or affiliated with Salim Wahdan, one of its directors, related to the acquisition of the Star Buds assets.

Between December 17, 2020 and March 2, 2021, SBUD LLC acquired the Star Buds assets. The Company previously reported the terms of the applicable purchase agreements and related amendments in the Company’s Current Reports on Form 8-K filed June 8, 2020, September 21, 2020, December 22, 2020, and March 8, 2021.

The aggregate purchase price for the Star Buds assets was $118,000,000, paid as follows: (i) $44,250,000 in cash at the applicable closings, (ii) $44,250,000 in deferred cash, earning simple interest at a rate of 12% per year, also referred to in this proxy statement as “seller note(s),” (iii) 29,506 shares of Series A Preferred Stock, of which 25,078 shares were issued at the applicable closings and 4,428 shares were held in escrow. Of the 4,428 shares held in escrow, 3,484 shares were released post-closing to the applicable sellers and 944 shares remain in escrow as of the Record Date. In addition, the Company issued warrants to purchase an aggregate of 5,531,250 shares of common stock to the sellers at an exercise price of $1.20 per share. The Company has not paid any principal and has paid an aggregate of $8,320,887 of interest on the seller notes as of September 30, 2022.

Mr. Wahdan’s interest in the aggregate purchase price for the Star Buds assets is as follows: (i) $1,361,360 in cash at the applicable closings, (ii) $1,361,360 in seller notes, and (iii) 1,036 shares of Series A Preferred Stock, of which 880 shares were issued at the applicable closings and 156 shares were held in escrow for release post-closing to either Mr. Wahdan or the Company depending on post-closing adjustments to the purchase price. In addition, the Company issued warrants to purchase an aggregate of 193,930 shares of common stock to Mr. Wahdan. The Company has paid Mr. Wahdan an aggregate of $297,817 in interest on his seller notes as of September 30, 2022.

Mr. Wahdan was a partial owner of certain of the Star Buds companies that sold assets to SBUD, LLC. Mr. Wahdan owned 3.48% of Starbuds Louisville LLC, 9.25% of KEW LLC, 16.67% of Lucky Ticket LLC, and 8% of the entity that owned Mountain View 44th LLC.

In connection with acquiring the Star Buds assets for our Lakeside location, SBUD LLC entered into a lease with each of 5238 W 44th LLC. The lease is for an initial three-year term, starting effective on February 3, 2021. The lease provides for a monthly rent payment of $5,000 with an aggregate of $180,000 during the initial term of the leases. During 2021, SBUD LLC paid an aggregate of $55,000, in rent under this lease. From January 1 through September 30, 2022, SBUD LLC paid an aggregate of $45,000 in rent under these leases. In addition, SBUD LLC must pay landlord’s expenses and disbursements incurred in connection with the ownership, operation, maintenance, repair and replacement of the premises. SBUD LLC has the option to renew the lease for two additional three-year terms with escalation. The Company has an option to purchase the premises at fair market value at any time during the lease term and also has a right of first refusal if the landlords desire to sell the premises to a third party.

Transactions with Jeffrey Garwood

On December 7, 2021, the Company entered into a Securities Purchase Agreement with Jeff Garwood pursuant to which the Company issued a Convertible Note in the aggregate principal amount of $300,000 to Mr. Garwood for $294,000 in cash. The Convertible Note bears interest at 13% per year paid quarterly commencing March 31, 2022 in cash for an amount equal to the amount payable on such date as if the Convertible Note was subject to an annual interest rate of 9% with the remainder of the accrued interest payable as an increase to the principal amount of the Convertible Note. As of September 30, 2022, the Company has paid $22,289 of cash interest and no principal to Mr. Garwood under this Convertible Note. In addition, as of September 30, 2022, the principal amount outstanding under this Convertible Note is $309,907 as a result of accrued interest added to the principal amount. Mr. Garwood is a member of the Board.

Transactions with Pratap Mukharji

On December 7, 2021, the Company entered into a Securities Purchase Agreement with Pratap Mukharji pursuant to which the Company issued a Convertible Note in the aggregate principal amount of $200,000 to Mr. Mukharji for $196,000 in cash. The Convertible Note bears interest at 13% per year paid quarterly commencing March 31, 2022 in cash for an amount equal to the amount payable on such date as if the Convertible Note was subject to an annual interest rate of 9% with the remainder of the accrued interest payable as an increase to the principal amount of the Convertible Note. As of September 30, 2022, the Company has paid $14,860 of cash interest and no principal to Mr. Mukharji under this Convertible Note. In addition, as of September 30, 2022, the principal amount outstanding under this Convertible Note is $206,605 as a result of accrued interest added to the principal amount. Mr. Mukharji is a member of the Board.

Procedures for Approval of Related Party Transactions

Related party transactions are subject to the advance review and approval of the Audit Committee and/or the full Board, with advice from outside counsel. In its review, the Audit Committee and/or Board is provided with full disclosure of the parties involved in the transaction, the nature of any financial and/or other conflicting interests relevant to such transaction, and considers the relationships amongst the parties and members of our Board and executive officers. To the extent members of our Board have a material pecuniary interest in a proposed action before the Board, the director(s) with such pecuniary interest recuses himself from voting on such action(s).

Our Bylaws provide that until June 5, 2021, at least four members of the Board must vote in favor of certain specified actions, including, among others, entering into or becoming a party to or making modifications to any transaction with any director or officer of the Company or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such person (including any family member thereof).

PROPOSAL NO. 2 - RATIFICATION OF THE APPOINTMENT OF BF BORGERS, CPA P.C. AS INDEPENDENT PUBLIC ACCOUNTANT FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022

The Board has appointed BF Borgers, CPA P.C. as our independent registered public accounting firm for the year ending December 31, 2022. BF Borgers, CPA P.C. has been our independent registered public accounting firm since 2016. A representative of BF Borgers, CPA P.C. is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires and respond to appropriate questions as time permits.

Stockholder ratification of the appointment of our independent registered public accounting firm is not required by our bylaws or otherwise. However, our Board is submitting the appointment of BF Borgers, CPA P.C. to the stockholders for ratification as a matter of what we consider to be good corporate practice. Even if the appointment is ratified, our Board, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board determines that such a change would be in the best interest of the Company and its stockholders.

The following table sets forth the aggregate fees billed by our independent registered accounting firm for the fiscal years ended December 31, 2021 and December 31, 2020. These fees are categorized as audit fees, audit-related fees, tax fees, and all other fees. The nature of the services provided in each category is described in the table below.

	2021	2020
Audit fees	$165,200	$86,400
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total Fees	$165,200	$86,400

Audit fees. Consists of fees billed for professional services rendered for the audit of the annual consolidated financial statements and review of the quarterly interim consolidated financial statements. These fees also include the review of registration statements and the delivery of consents in connection with registration statements and other SEC filings including audited financial statements requiring auditor consent.

The Audit Committee of our Board has established its pre-approval policies and procedures, pursuant to which the Audit Committee approved the foregoing audit services provided by BF Borgers, CPA P.C. in 2021 and 2020 consistent with the Audit Committee’s responsibility for engaging our independent auditors. The Audit Committee also considered whether previous non-audit services rendered by our independent registered public accounting firm are compatible with such auditor maintaining independence. The Audit Committee has determined that the rendering of such services is compatible with BF Borgers, CPA P.C. maintaining its independence.

Vote Required

The affirmative vote of a majority of the shares of stock present and entitled to vote at a meeting of stockholders at which a quorum is present is necessary to ratify the appointment of the Company’s independent public accountant, with the holders of our common stock and the holders of our Series A Preferred Stock (which vote on an as-converted-to-common-stock basis) voting together as a single class is required to approve this proposal. Abstentions will have the same effect as a vote AGAINST this proposal. Banks, brokers or other nominees have authority to vote customers’ unvoted shares held by them in street name for this proposal. If a broker does not exercise this authority, such broker non-votes will have the same effect as a vote AGAINST this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BF BORGERS, CPA P.C. AS OUR INDEPENDENT PUBLIC ACCOUNTANT

OTHER MATTERS

As of the date of this proxy statement, the Board knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment and in the discretion of the persons voting the proxies if permitted by applicable law.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

D92428-P82142

1b. Jeffrey Cozad

Nominees:

1a. Jonathan Berger

1e. Salim Wahdan

1c. Jeffrey Garwood

1d. Paul Montalbano

The Board of Directors recommends you vote FOR proposal 2.

2. To ratify the appointment of BF Borgers, CPA P.C. as our independent public accountant for the fiscal year ending December 31, 2022.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

1. Elect as Class A directors the nominees named in the

proxy statement;

For Against Abstain

For Against Abstain

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Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

MEDICINE MAN TECHNOLOGIES, INC. D/B/A SCHWAZZE

The Board of Directors recommends you vote FOR the

following:

MEDICINE MAN TECHNOLOGIES, INC.

D/B/A SCHWAZZE

4880 HAVANA ST., SUITE 201

DENVER, CO 80239

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D92429-P82142

MEDICINE MAN TECHNOLOGIES, INC. D/B/A SCHWAZZE

Annual Meeting of Stockholders

December 15, 2022 9:00 AM MST

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Daniel Pabon, as proxy, with the power to appoint his substitute, and hereby authorize(s)

him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MEDICINE

MAN TECHNOLOGIES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at

9:00 AM MST on December 15, 2022, at Schwazze Headquarters, 4880 Havana St., Suite 201, Denver, CO 80239 and any

adjournment or postponement thereof.

This proxy, when properly executed, will be as directed, or, if no direction is given, will be voted FOR all nominees listed in Proposal 1 and FOR Proposal 2. The proxies are authorized to vote in accordance with the Board of Directors'

recommendations upon such other business not known as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side